Exhibit 10.9

30 HOTALING PLACE OFFICE BUILDING
STANDARD LEASE AGREEMENT
BETWEEN
HOTALING PARTNERS, LLC,
a Delaware Limited Liability Company
as “LANDLORD”
AND
ALLBIRDS, INC.,
a Delaware Corporation,
as “TENANT”
NOVEMBER 28, 2017

LIST OF EXHIBITS AND RIDERS

A	Diagram of Premises
A-1	Space Plan
B	Work Letter Agreement
C	Confirmation of Term of Lease
D	Rules and Regulations
E	Disability Access Obligations Under San Francisco Administrative Code Chapter 38

Rider 1	Dog Rider
Rider 2	Prior Tenant FF&E

30 HOTALING PLACE OFFICE BUILDING
STANDARD LEASE AGREEMENT
Basic Lease Information
Terms and Definitions: For the purpose of this Lease, the following capitalized terms shall have the following definitions:

Lease Date:	December 4, 2017 (“Lease Date”)

Landlord:	HOTALING PARTNERS, LLC, a Delaware limited liability company
Landlord’s Address:	Hotaling Partners, LLC c/o Tusker Corporation 3636 Buchanan Street San Francisco, CA 94123 Phone: (415) 563-2500 Fax: (415) 563-4964

Tenant:	ALLBIRDS, INC., a Delaware corporation

Tenant’s Address:	Before Commencement Date:

27-99 Hotaling Place San Francisco, CA 94111 Attn: Joey Zwillinger

With a copy to:

Cooley LLP
101 California Street
5th Floor San Francisco, CA 94111-5800
Attention: Peter Werner, Esq.
After Commencement Date:
At the Premises
Attn: Joey Zwillinger
With a copy to:
Cooley LLP
101 California Street
5th Floor San Francisco, CA 94111-5800
Attention: Peter Werner, Esq.

Building/Site:
That office building commonly known as 30 Hotaling Place, located at 30 Hotaling Place, in the City and County of San Francisco, State of California, 94111, which is improved with an approximately 26,948 square foot three-story office building which includes a lower level (“Building”). The separate legal parcel upon which the Building is located and all improvements thereon are referred to in this Lease as the “Site.”

Premises:	The full first and second floors of the Building (“Premises”), containing approximately 13,737 of rentable square feet. The Premises are depicted on the attached Exhibit A. (See Section 1)

Use:	Corporate, executive and professional office use in the Premises of a kind appropriate in a building of the type, quality and location of the Building. (See Section 8)
Commencement Date and Rent Commencement Date:	The Commencement Date and Rent Commencement Date are January 1, 2018.

Expiration Date:	The date the Term of the Lease expires.

Term:
48 months commencing on the Commencement Date (as defined in Section 4), plus the first partial month if the Commencement Date is other than the first day of the month (“Initial Term”). When the Commencement Date has been ascertained, the parties shall promptly execute a Confirmation of Term of Lease in substantially the form of the attached Exhibit C. Tenant has two option(s) to extend the 48-month Term for an additional 36 months each, subject to the terms of Section 37. “Lease Year” shall mean each period which is 12 calendar months following the Commencement Date; if the Commencement Date is other than the first day of the month, the first Lease Year shall include the first partial month of the Initial Term.

Landlord’s Work:	None

Tenant Improvement Work:	See Exhibit B.

Tenant Improvement Allowance:	$412,110.00. See Exhibit B.
II

Operating Hours:
The Building’s “Operating Hours” are from 7:00 a.m. to 6:00 p.m., Monday through Friday (except New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other nationally recognized holidays) (“Holidays”).

Base Rent:	Rent Commencement Date – Month 12:
$80,132.50 /month ($70.00 psf/yr)
	Month 13 -	$82,536.48 /month ($72.10 psf/yr)
Month 24:
	Month 25 -	$85,009.14 /month ($74.26 psf/yr)
Month 36:
	Month 37 -	$87,561.93 /month ($76.49 psf/yr)
Month 48:

Security Deposit:	$175,000.00 (Section 6).

Base Year:	2018 calendar year. (See Section 7)

Tenant’s Proportionate Share::	51.0%, which represents the percentage that the rentable area of the Premises bears to the total rentable area of the Building. The Operating Expenses are subject to adjustment (Section 7).

Dogs:	See Rider 1 attached to this Lease.

Prior Tenant FF&E:
The Premises prior tenant’s list of furniture, fixtures and equipment left by the prior tenant is attached to this Lease as Rider 2. Landlord expresses no opinion as to the accuracy or completeness of Rider 2, or anything else regarding Prior Tenant FF&E. See Section 2.

Landlord’s Broker:	Andie Katter of Pacific Union Commercial Brokerage. (See Section 31).

Tenant’s Broker:	Alex Lassar and Travis James of JLL. (See Section 31).

Guarantor(s):	[omitted]
In the event of any conflict between the terms set forth in the Basic Lease Information and the terms in the body of the Lease, the terms in the body of the Lease shall control.
III

30 HOTALING PLACE OFFICE BUILDING
STANDARD LEASE AGREEMENT
This Standard Lease Agreement (“Lease”) is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The foregoing Basic Lease Information attached to this Lease is hereby incorporated into this Lease by this reference.
1.    LEASE OF PREMISES
(a)    This Lease shall be effective as between Landlord and Tenant as of the Lease Date. The Premises, which are described in the Basic Lease Information and depicted in the attached Exhibit A (“Premises”), has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less.
(b)    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises, including any tenant improvements thereon presently existing or to be constructed in accordance with the “Work Letter Agreement” attached as Exhibit B (“Tenant Improvements”). Landlord reserves the use of the exterior walls, the areas beneath both floors, and the areas above both finished ceilings, together with the right from time to time to install, maintain, use and replace utility lines, pipes, conduits, ducts, wires and the like under, over or through the Premises provided that such actions shall not materially interfere with Tenant’s operations and ability to service customers.
(c)    In the event Landlord makes any changes to the Building or any portion thereof, Landlord shall use commercially reasonable efforts to minimize disruption to (i) Tenant’s access to or from the Premises, (ii) Tenant’s use of the Premises, and (iii) views of or from the Premises.
2.    ACCEPTANCE OF PREMISES
(a)    Tenant acknowledges and agrees that the Premises shall be delivered by Landlord and accepted by Tenant in broom swept clean condition, plus Prior Tenant FF&E (as defined below). Tenant’s taking possession of the Premises shall constitute Tenant’s acknowledgment that the Tenant accepts the Premises and Prior Tenant FF&E in their AS-IS condition existing as of the date of such entry and subject to all applicable Laws (as defined in Subsection 9(a)) relating to the use, occupancy or possession of the Premises and Prior Tenant FF&E; that there are no representations or warranties by Landlord regarding the condition of the Premises, the Building or the Prior Tenant FF&E, other than those expressly provided; and that Landlord shall have no obligation to make any improvements to the Premises or repairs to systems serving the Premise or Prior Tenant FF&E. The procedure by which Tenant agrees to design and decorate the interior consistent with its own style of operation and at Tenant’s sole expense (except for the Tenant Improvement Allowance) is set forth in Exhibit B.

(b)    Notwithstanding the foregoing, Landlord represents that to the best of its current, actual knowledge, as of the Lease Date (i) all Building Systems (as defined in Section 10 below), and all related utility lines, connections and lighting systems serving the Premises are in good working order, (ii) there is no material deferred maintenance with respect to the Building or Site, and (iii) Landlord has not received any notice from any governmental agency that any aspect of the Premises or improvement thereon violate the ADA (as defined in Section 9(a)) or similar law relating to access to commercial properties.
(c)    Without limiting any provision of Section 2(a) above, LANDLORD HEREBY DISCLAIMS, AND TENANT, BY ITS TAKING POSSESSION OF THE PREMISES, ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE (IF ANY), LANDLORD HAS DISCLAIMED, ALL REPRESENTATIONS AND WARRANTIES RELATING TO THE FURNITURE, FIXTURES AND EQUIPMENT LEFT BY THE PREMISES’ PRIOR TENANT (WHETHER OR NOT IDENTIFIED ON RIDER 2, THE “PRIOR TENANT FF&E”) INCLUDING WITHOUT LIMITATION THE WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, and that it is taking possession of the Prior Tenant FF&E on an “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” basis. Tenant shall be solely responsible for maintaining and repairing all Prior tenant FF&E, to the same extent as it is responsible for its other personal property.
3.    BUILDING COMMON AREAS
The term “Building Common Areas” shall refer to all areas and facilities outside the Premises and within the Building that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other lessees in the Building and their respective employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the Term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Building Common Areas as they exist from time to time, subject to any reasonable and nondiscriminatory rules, regulations, and restrictions governing the use of the Building as from time to time made or amended by Landlord. Under no circumstances shall the right granted herein to use the Building Common Areas be deemed to include the right to store any property in the Building Common Areas. Provided that Landlord, using its commercially reasonable efforts, does not unreasonably interfere with Tenant’s use of the Premises, Landlord reserves the right at any time and from time to time, to: (a) make alterations in or additions to the Building and to the Building Common Areas; (b) close the Building Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Building Common Areas or the accrual of any rights of any person or of the public to the Building Common Areas or to the extent some Building Common Areas are not utilized;
(a)    temporarily close any of the Building Common Areas for maintenance purposes; and
(b)    promulgate reasonable and nondiscriminatory rules and regulations governing the use of the Building Common Areas. Landlord reserves to itself the right, from time-to-time, to grant such easements, dedications and rights in, on or over the Building that Landlord deems necessary or desirable, provided that such easements, dedications and rights do not unreasonably interfere with Tenant’s use of the Premises.
4.    TERM AND POSSESSION
(a)    Initial Term. The Initial Term of this Lease shall be the number of months stated in the Basic Lease Information, beginning on the Commencement Date. If the Commencement Date is other than the first day of a month, the number of days remaining in the calendar month when the Commencement Date occurs shall be added to and shall extend the Initial Term. The Initial Term, including any extensions thereof, is sometimes referred to herein as the “Term”. Within 30 days after the Commencement Date, Landlord and Tenant shall execute a Confirmation of Term of Lease in the form attached as Exhibit C (“Confirmation of Lease Term”).
(b)    Early Delivery. The Premises will be delivered to Tenant promptly upon the execution of this Lease, vacant and broom clean and otherwise in accordance with provisions of this Lease, in order to allow Tenant to install Tenant’s own personal property, Cabling (as defined in Section 9 below), and Improvements as provided in Exhibit B. During the period from such delivery until the Commencement Date, all the other terms and provisions of this Lease (other than with respect to the payment of Rent (as defined below), which shall be fully abated during such early possession) shall remain in effect as if the Commencement Date had occurred.
5.    BASE RENT
(a)    Tenant agrees to pay Landlord the Base Rent for the Premises, without prior notice, demand, deduction or offset (except as expressly set forth in this Lease). The term “Base Rent” as used in this Lease shall mean the amounts identified as Base Rent in the Basic Lease Information subject to the provisions of this Section 5. The term “Rent” as used in this Lease shall mean Base Rent, Tenant’s Proportionate Share of Operating Expenses and any other amounts owing from Tenant to Landlord pursuant to the provisions of this Lease. The Base Rent shall be payable in advance on or before the Rent Commencement Date and, thereafter, on the first day of each month throughout the Term of this Lease, except that upon Tenant’s execution of this Lease Tenant shall pay the Base Rent for the first month of the Term for which Base Rent is due. Base Rent for any period during the Term which is for less than one month shall be a prorated portion of the monthly installment based upon a 30 day month. Tenant may at its election pay any Rent to Landlord by electronic transfer and Landlord shall provide Tenant with ACH information upon request from Tenant.
(b)    If the amount of any Rent or any other payments due under this Lease violates the terms of any usury Laws or other governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions.

6.    SECURITY DEPOSIT
(a)    Tenant agrees to deposit with Landlord upon execution of this Lease, the “Security Deposit” as stated in the Basic Lease Information. The Security Deposit shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s Event of Default. Upon the occurrence of any Event of Default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord, and any other damage, injury, expense or liability caused by such Event of Default, and Tenant shall pay to Landlord, within 15 days of demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after the termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building, or Site caused by Tenant or any Tenant’s Parties and to clean the Premises. Landlord may use and co-mingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of the California Civil Code section 1950.7, and all other provisions of any Laws, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.
(b)    Tenant may, at its election, in its sole and absolute discretion, replace the cash Security Deposit with an unconditional, clean, irrevocable Letter of Credit in favor of Landlord (“Letter of Credit”) in the amount of the Security Deposit as stated in the Basic Lease Information, in a form reasonably acceptable to Landlord, and issued by a bank (which accepts deposits, maintains accounts and will negotiate a letter of credit, and whose deposits are insured by the FDIC) located in the San Francisco Bay Area and reasonably acceptable to Landlord (“Issuer”). The Letter of Credit shall (1) be fully transferable by Landlord without payment of transfer fees, (2) permit multiple drawings, and (3) provide that draws, including partial draws, at Landlord’s election, will be honored upon the delivery to the Issuer a certificate signed by Landlord, or its authorized agent, that Landlord is entitled to make the requested draw pursuant to the terms of the Lease. If Tenant fails to pay Base Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to), in the same circumstances as Landlord may use any cash Security Deposit, use, apply or retain all or any portion of the Letter of Credit for payment of any sum for which Tenant is obligated or which will compensate Landlord for any loss or damage which Landlord may suffer thereby. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Landlord of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Letter of Credit is drawn upon, Tenant shall, within ten (10) days after delivery of written demand from Landlord, restore the Letter of Credit to its original amount. The Letter of Credit shall be in effect for the entire Term plus thirty (30) days beyond the Expiration

Date. The Letter of Credit will automatically renew each year during the Term unless the beneficiary under the Letter of Credit is given at least sixty (60) days prior notice of a non-renewal by the Issuer, and Landlord shall be able to draw on the Letter of Credit in the event of such notice. The parties agree that the provisions of Civil Code Section 1950.7, except for subsection (b), do not apply to the Letter of Credit or any proceeds from the Letter of Credit, provided that the Letter of Credit is from a commercially reasonable lender and is on a commercially reasonable form of letter of credit.
7.    OPERATING EXPENSES
(a)    For the purpose of this Section 7(a) and this Lease, the following terms are defined as follows:
(i)    “Base Year” shall mean the calendar year set forth in the Basic Lease Information.
(ii)    “Tenant’s Proportionate Share” of the total rentable area of the Building is set forth as a percentage in the Basic Lease Information, however, Landlord and Tenant acknowledge that if physical changes are made to the Premises or Building or the configuration of any of them, Landlord may in its reasonable discretion reasonably adjust Tenant’s Proportionate Share to reflect the change. Landlord’s determination of Tenant’s Proportionate Share shall be conclusive so long as it is reasonably and consistently applied.
(iii)    “Operating Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the operation, repair, replacement and maintenance of the Building and the Site, including the following costs:
A.    salaries, wages, compensation, benefits, pension or contributions and all medical, insurance and other fringe benefits paid to, for or with respect to all persons (whether they be employees of Landlord, its managing agent or any independent contractor) for their services in the operation (including security services, if any), maintenance, repair or cleaning of the Site or Building, and payroll taxes and worker’s compensation for such persons;
B.    payments under service contracts with independent contractors for operating (including providing security services, if any), maintaining, repairing or cleaning the Site or Building or any portion thereof or any fixtures or equipment therein;
C.    all costs for electricity, water, gas, steam, sewer and other utility services to the Site or Building, including any taxes on any such utilities;
D.    repairs and replacements which are appropriate to the continued operation of the Building as a first-class office building;
E.    cost of lobby decoration, painting and decoration of non-tenant areas;

F.    cost of landscaping in, on or about the Site or Building;
G.    cost of building and cleaning supplies and equipment, cost of replacements for tools and equipment used in the operation, maintenance and repair of the Site or Building and charges for lobby and elevator (if any) and telephone service for the Building;
H.    financial expenses incurred in connection with the operation of the Site or Building, such as insurance costs, including any premiums, deductibles and other costs of insurance, as Landlord may, in its reasonable discretion, from time to time carry (including liability insurance, fire and casualty insurance, rental interruption insurance, flood and earthquake insurance, and any other insurance), attorneys’ fees and disbursements, auditing and other professional fees and expenses, association dues and any other ordinary and customary financial expenses incurred in the ordinary course in connection with the operation of the Site and Building;
I.    fees payable to a property management company (which may be owned or controlled by Landlord or Landlord’s principals) for the property and asset management of a first-class office building;
J.    the cost of capital improvements made by Landlord in order
(1)    to conform to any changes in Laws enacted after the Commencement Date, provided that such expense, if a capital expenditure as determined by generally accepted accounting practices, shall be amortized on a straight line basis over such expenditure’s useful life, and only such amortized portion shall be included in Operating Expenses in any given calendar year, or
(2)    to effect a labor saving, energy saving or other economy, which cost shall be included in Operating Expenses for the calendar year in which such improvement was made not in excess of the savings resulting from such expenditure;
K.    costs for accounting, legal and other professional services incurred in the operation of the Site and Building;
L.    rental payments made for equipment used in the operation and maintenance of the Site and Building;
M.    the cost of governmental licenses and permits, or renewals thereof, necessary for the operation of the Site and Building;
N.    sales, use and excise taxes on goods and services;
O.    real property taxes, assessments and bonds (collectively, “Real Estate Taxes”), which shall include any and all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Site, or its operation, ordinary and extraordinary, substitute and additional, unforeseen as well as foreseen, present and future, of any kind and nature whatsoever, including:

(1)    real property taxes or assessments levied or assessed against the Site; and
(2)    any tax measured by gross rentals received from the leasing of the Premises, Building or Site, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; provided that if at any time during the term any governmental entity levies, assesses or imposes on Landlord any
1.    general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or the Site, or
2.    any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rent, or
3.    any transfer, transaction, succession, gift, transit, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or
4.    any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or the Site, then any such taxes, assessments, levies and charges shall be deemed to be included in real property taxes and assessments (real estate taxes and assessments shall also include the reasonable cost to Landlord of contesting the amount, validity, or applicability of any real estate taxes and assessments); and
P.    all other reasonable or necessary expenses paid in connection with the operation, maintenance, repair, replacement and cleaning of the Site and Building.
Notwithstanding anything to the contrary in this Lease, in no event shall Operating Expenses include any of the following:
1.    the original construction costs of the Premises or the Building and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation, and (except as provided in J(1) above) any changes to comply with the ADA or similar law relating to access to commercial properties.
2.    capital expenditures except as expressly set forth above and then only to the extent that they are capitalized over the useful life of such improvement.
3.    interest, principal or any other payments under any mortgage or similar debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Building.
4.    reserves for or depreciation of the Building.

5.    salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part (and, if in part, then on a pro rata basis based on the amount of time devoted to the Building) to the operation, management, maintenance or repair of the Building.
6.    general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses.
7.    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis.
8.    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Building.
9.    costs incurred in the sale or refinancing of the Building.
10.    a property management fee in excess of the product of the lesser of 7% and the actual rate used during the Base Year multiplied by gross receipts of the Building.
11.    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Building under leases for space in the Building.
12.    advertising, marketing, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Building, including without limitation (1) any leasing office maintained in the Building, free rent and construction allowances for tenants, (2) legal and other expenses incurred in the negotiation or enforcement of leases, (3) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work, (4) costs to be reimbursed by other tenants of the Building or Real Estate Taxes to be paid directly by Tenant or other tenants of the Building, whether or not actually paid; and (5) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.
13.    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building.

14.    penalties, fines, interest or other similar charges incurred by Landlord due to (1) the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Building or any legal requirement, (2) incurred as a result of Landlord’s inability or failure to make payment of taxes and/or to file any tax or informational returns when due or (3) the gross negligence or willful misconduct of Landlord or its employees, officers, directors, contractors or agents.
15.    any costs incurred to remove, study, test, contain, treat or remediate hazardous materials (i) that prior to the Lease Date exist in or about the Building, or (ii) are thereafter brought upon, stored, used or disposed of in or about the Building or Site by Landlord, Landlord’s contractors, subcontractors or employees, or other tenants occupying the Building.
16.    the cost of installing or upgrading any utility metering for any part of the Building occupied exclusively by another Building tenant.
17.    net income taxes of Landlord or the owner of any interest in the Building, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Building or any portion thereof or interest therein.
18.    If, in any calendar year following the Base Year (a “Subsequent Year”), a new type of expense item (e.g. earthquake insurance) is included in Operating Expenses which were not included in the Base Year Operating Expenses, then the cost which Landlord would have incurred for the item had Landlord included it during the Base Year (or pro-rated portion thereof, if applicable), as reasonably determined by Landlord, shall be added to the Base Year Operating Expenses for purposes of determining the Operating Expenses payable under this Lease for such Subsequent Year.
(b)    Any costs or expenses of the nature described above shall be included in Operating Expenses for any calendar year no more than once, notwithstanding that such cost or expenses may fall under more than one of the categories listed above. Operating Expenses shall not be reduced as a result of Tenant performing for itself any of the services that Landlord provides for the Site or other tenants thereof. Landlord may use related or affiliated entities, including property management, to provide service or furnish materials for the Site; provided the fees and charges of such related and affiliated entities do not exceed the reasonable fees charged in the applicable industry for a project similar to the Building and Site. The Operating Expenses that vary with occupancy (“Varying Operating Expenses”) and that are attributable to any calendar year (including the Base Year) in which less than 95% of the rentable area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if 95% of the rentable area of the Building had been occupied.
(c)    Tenant’s Proportionate Share of Operating Expenses shall be payable by Tenant to Landlord as follows:
(i)    Beginning with the calendar year following the Base Year and for each calendar year thereafter, Tenant shall pay Landlord an amount equal to Tenant’s Proportionate

Share of the Operating Expenses incurred by Landlord in the calendar year which exceeds the total amount of Operating Expenses payable by Landlord for the Base Year. This excess is referred to as the “Excess Expenses.”
(ii)    To provide for current payments of Excess Expenses, Tenant shall, at Landlord’s request, pay as additional Rent during each calendar year following the Base Year an amount equal to Tenant’s Proportionate Share of the Excess Expenses payable during the calendar year in which the payment is made, as estimated and modified by Landlord from time to time, but not more than quarterly. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each calendar year, including the calendar year which includes the first month following the Base Year, and Tenant’s Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that calendar year.
(iii)    On or before April 1 of each calendar year after the Base Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (“Expense Statement”) setting forth Tenant’s Proportionate Share of the Excess Expenses for the preceding calendar year; provided, however, that the failure of Landlord to supply an Expense Statement shall not constitute a waiver of Landlord’s rights to collect for Excess Expenses, except, however, in the event Landlord does not provide an Expense Statement within 365 days after the Expiration Date of the Lease, Landlord’s right to collect such Excess Expenses shall terminate at such time. If Tenant’s Proportionate Share of the actual Excess Expenses for the previous calendar year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within 30 days after the receipt of the Expense Statement. If such total exceeds Tenant’s Proportionate Share of the actual Excess Expenses for such calendar year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of Excess Expense an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit within 30 days following the determination of such amount (which determination shall be no later than eighteen months after the termination of this Lease). The obligations of Tenant and Landlord to make payments required under this Section 7 shall survive the Expiration Date. Tenant’s Proportionate Share of Excess Expenses in any calendar year which is not entirely included in the Term of the Lease shall be appropriately prorated.
(iv)    For a period of 90 days after receipt of the Expense Statement, Tenant, or its representatives, shall be entitled, upon 10 days prior written notice and during normal business hours, at the office of the Building’s property manager or such other place as Landlord shall reasonably designate, to inspect, copy and examine those books and records of Landlord relating to the determination of Excess Expenses for the immediately preceding calendar year. Failure of Tenant to request such inspection within such 90 day period shall render such Expense Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts of the Excess Expenses charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a Certified Public Accountant (“CPA”) with office leasing auditing experience and reasonably acceptable to both Landlord and Tenant, who shall be compensated on a fee for service rather than on a contingency fee basis. If, within 30 days after Landlord’s receipt of Tenant’s notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Excess Expenses for the subject calendar year. If the audit discloses that the amount of Excess Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Excess Expenses for the subject calendar year by more than 3%, in which case Landlord shall pay all costs and expenses of the audit. Tenant and the CPA shall keep any information gained from such audit confidential and shall not disclose it to any other party other than as required by applicable law, in any litigation between Landlord and Tenant, and/or to Tenant’s attorneys, accountants, investors, and advisors, who shall be obligated to maintain such confidentiality. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including the disputed Excess Expenses.
8.    USE
(a)    Tenant shall use the Premises for the uses set forth in the Basic Lease Information, and shall not use the Premises for any other purposes. Tenant shall be solely responsible for obtaining any necessary governmental approvals of such use. Except in the event of (1) an Abatement Event (as defined in and subject to Section 14(a) below), (2) damages to the Premises or Building by fire or other casualty (subject to Section 22 below), and subject to Landlord’s rights to (x) temporarily evacuate from (or prevent entry into) or all of the Building for (actual or potential) safety or security purposes, or drill purposes, (y) perform maintenance, repairs and improvements to the Site, Building or Premises, as otherwise provided in this Lease, and (z) exercise any other right or remedy in this Lease, Tenant shall have access to the Building seven (7) days per week, twenty-four (24) hours per day.
(b)    Neither the Premises nor any portion thereof may be used in any manner that (i) is unlawful, (ii) creates damage, waste or a nuisance, or (iii) that disturbs occupants of, or causes damage to, neighboring premises or properties. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord within 30 days before the date Landlord is obligated to pay a premium on the insurance, or within 30 days after Landlord delivers to Tenant a certified statement from Landlord’s insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects, which shall be prepared at Tenant’s sole cost and expense.
(c)    Tenant may bring bicycles into the Building subject to all provisions of this Lease, including without limitation Sections 8(b), 12, 16(a) and 17.
9.    COMPLIANCE WITH LAWS
(a)    General Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement, including any Environmental Laws (defined below) or regulations, of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated, or which will subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. At Tenant’s own cost and expense, Tenant shall procure and be solely responsible for obtaining and maintaining all permits required by the applicable governmental authorities having jurisdiction over the business to be conducted by Tenant in the Premises. To the extent required due to Tenant’s specific use of the Premises, alterations of the Premises made by Tenant, or as a result of Tenant’s application for permits or authorizations, as opposed to compliance required by all general office tenants of the Site, Tenant shall, at its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, historic building approvals from the City and County of San Francisco, governmental rules, regulations, orders, permits, licenses, approvals, authorizations, Environmental Laws, federal and state disability laws, and other requirements including the Americans with Disabilities Act (“ADA”) of 1990 (42 U.S.C. 12101 et seq.), together with any amendment thereto or regulations promulgated under any of the foregoing, and any state or local ordinances or codes enacted pursuant thereto, and with all requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted (collectively, “Laws”), relating to or affecting the condition, use, or occupancy of the Premises by Tenant, any Tenant Improvements, other improvements or alterations made by, on behalf of, or for Tenant, or any other Tenant acts or omissions; but excluding structural changes not related to or affected by Tenant’s use or occupancy of the Premises; and also excluding any changes to portions of the Building other than the Premises to comply with the ADA or similar law relating to access to commercial properties which are or may be required due to any Tenant Improvements or other Tenant improvements or alterations. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws shall be conclusive of that fact as between Landlord and Tenant. Tenant, within ten (10) days after receipt, shall provide Landlord with copies of any notices it receives regarding a material violation or alleged material violation of any Laws. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all applicable Laws.
(b)    Tenant’s Hazardous Materials Covenants. Neither Tenant nor any of its principals, contractors, subcontractors, invitees, agents, representatives officers, guests, customers, visitors, shippers, or suppliers (individually, a “Tenant Party” and, collectively,

“Tenant Parties”) shall install, introduce, use, generate, transport, store, treat, dispose of, release or otherwise handle any Hazardous Materials (as defined below) in, on, under or about the Site or Building without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion, or transport any Hazardous Materials to or from the Site or Building in violation of any applicable Environmental Laws. Tenant will immediately notify Landlord of any known or suspected environmental discharges or releases of Hazardous Materials that are reportable to governmental authorities under any applicable Environmental Laws, together with a copy of any report, statement, notice, registration, application, permit, license, claim, action or proceeding or other communication given to or received from any governmental authority or third party with respect to any such release. Tenant covenants and agrees that no asbestos, asbestos-containing materials, or polychlorinated biphenyl (“PCB”) compounds will be used in the development of, or any alterations, additions or improvements to, any portion of the Site or Building. Tenant shall indemnify, protect, defend and hold harmless Landlord, the Site and the Building from and against all loss, costs, damages, claims, proceedings, demands, liabilities, liens, penalties, taxes, fines and expenses, including reasonable attorneys’ fees, consultants’ fees, litigation costs, and investigation, removal, remediation, cleanup and monitoring costs, asserted against or incurred by Landlord, the Site and/or the Building at any time by reason of or arising out of the presence of any Hazardous Materials in, on, under, about or emanating from the Site and/or the Building resulting from or in connection with (i) the action, inaction, fault or neglect of Tenant or any Tenant Party, (ii) the use, generation, storage, treatment, handling, transportation, disposal or release of any Hazardous Material in, on, about or emanating from the Site and/or the Building by or for Tenant or any Tenant Party, or (iii) the violation of any Environmental Law by Tenant or by any Tenant Party. Tenant’s indemnity and duty to defend set forth in Section 9(b) shall survive the expiration or termination of this Lease.
(c)    “Environmental Laws” shall include all federal, state and local laws, statutes, ordinances, codes, rules, regulations, standards, orders and requirements, including the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, (“CERCLA”) (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (“RCRA”) (42 U.S.C. § 6901 et seq.), the California Hazardous Waste Control Act (“HWCA”) (Cal. Health & Safety Code § 25100 et seq., and the California Hazardous Substances Account Act (“HSAA”) (Cal. Health & Safety Code § 25300 et seq.), pertaining to Hazardous Materials and/or environmental conditions in, on, under, about or emanating from the Site and/or Building, including soil and groundwater conditions, whether now in effect or which may hereafter come into effect. “Hazardous Materials” shall include substances requiring investigation, removal or remediation under any federal, state or local statute, regulation, ordinance or policy, including any and all pollutants, wastes, flammables, explosives, radioactive materials, hazardous or toxic materials, hazardous or toxic wastes, hazardous or toxic substance or contaminant and all other materials governed by CERCLA, RCRA, HSAA or HWCA. Hazardous Materials shall include asbestos, asbestos-containing materials, petroleum, petroleum products, PCBs or PCB-containing materials. Hazardous Materials shall not include reasonable quantities of commercially-available office products used in Tenant’s business and used, stored and disposed of in accordance with Environmental Law.

(d)    Tenant acknowledges that Landlord has disclosed the existence of asbestos in the Premises, including within the floor tiles, mastic and dry wall, and Tenant has been provided a copy of the Asbestos Operations and Maintenance (O&M) Program for Washington Place, 520550 Washington Street & 30 Hotaling Place San Francisco, California 94111 (“Asbestos Plan”). Notwithstanding any other provision of this Lease, Tenant shall, at its own expense, comply with the protocols and requirements of the Asbestos Plan to the extent that those portions of the Premises containing asbestos are disturbed, destroyed or otherwise affected by Tenant’s use or occupancy of the Premises, including any Tenant Improvements or Alterations, and shall be solely responsible for all costs incurred to remove, study, test, contain, treat or remediate any asbestos in the Premises due to Tenant’s failure to comply with the Asbestos Plan.
10.    ALTERATIONS AND ADDITIONS
After the completion of initial Tenant Improvements as provided in Exhibit B, Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; provided, however, if the Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems (“Building Systems”), or if such Alterations would create an obligation on Landlord’s part to make modifications to the Building (including without limitation ADA requirements), Landlord may withhold its consent in its sole and absolute discretion. Notwithstanding the foregoing, without the prior consent of Landlord, but with prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of construction of such Alterations does not exceed $50,000 in the aggregate during any Lease Year, and (ii) the Alteration does not affect the plumbing, electrical, structural or mechanical systems of the Building or create an obligation on Landlord’s part to make modifications to the Building (including without limitation ADA requirements), and (iii) Tenant otherwise complies with the provisions of this Section. All Alterations shall comply with all applicable Laws, including ADA. Any Tenant Improvements and Alterations, including wall covering, paneling, and built-in cabinet work (but not including movable furniture and trade fixtures), shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. Landlord may require that Tenant remove any or all Alterations (including Alterations that do not require Landlord’s consent) at the expiration or sooner termination of the Term, and restore the Premises and the Building to their prior condition at Tenant’s cost, unless Landlord agrees in writing (at the time of Landlord’s consent to the Alterations) that it will not require such removal. (Landlord agrees that Tenant shall not be required to remove any Tenant Improvements pursuant to Exhibit B, except that if Tenant elects to construct an interior stairwell between the first and second floors of the Building, Landlord may require its removal and restoration of the Premises and the Building as provided in the preceding sentence if Landlord is unable to lease both floors to a single successor tenant following expiration or termination of this Lease.) Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman’s compensation and such other employee and public liability insurance as Landlord deems reasonably necessary. Where the Alterations exceed $100,000 or are otherwise material, Landlord may require Tenant or its contractors to post adequate performance and payment bonds. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, completed to the reasonable satisfaction of Landlord, and the contractor or person selected by Tenant to make the same must first be approved in writing by Landlord which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant makes any Alterations to the Premises as provided in this Section, the Alterations shall not be commenced until 10 business days after Landlord has received notice from Tenant stating the date the installation of the Alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility. Tenant shall reimburse Landlord for any expenses incurred by Landlord in connection with the Alterations made by Tenant, including any reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant, and the cost of updating the existing as-built plans of the Building to reflect the Alterations, not to exceed $1,000 in total per Alteration. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys’ fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant. In connection with any Alterations, Tenant shall provide Landlord with copies of any building permits or certificates of occupancy within 5 days after Tenant’s receipt. Tenant shall not erect, construct, place or permit any television, radio, telecommunications or other electronic towers, aerials, antennas, satellite dishes or devices of broadcast or reception or other means of communication on the Premises or Building without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion; provided that if the Building’s cabling or cable communications provider is insufficient for Tenant’s communication needs, Tenant may, at its sole cost and expense, in full compliance with all applicable Laws and other provisions of this Lease, and with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, install one or more small (less than 24 inch by 24 inch) satellite dishes on a mutually agreeable location on the Building roof in a mutually agreeable manner.
11.    REPAIRS AND MAINTENANCE
(a)    Subject to Section 2(b) above, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair, including the initial Tenant Improvements, in good, clean and first-class condition and repair, and in any event in at least as good condition as on the Commencement Date, reasonable wear and tear excepted. Without limiting the generality of the foregoing (but subject to Section 2(b) above), Tenant shall be solely responsible for maintaining and repairing all fixtures, non-Building standard electrical lighting, ceilings and floor coverings, windows, doors, plate glass, skylights, and interior walls within the Premises using the same quality of materials as used in the original construction. In addition, Tenant shall be responsible for all repairs made necessary by Tenant or any Tenant Party. Landlord acknowledges that Tenant shall have no obligation to repair or maintain any areas of the Building outside of the Premises, unless such repair or maintenance is required due to acts of Tenant or any Tenant Party. Excepting maintenance, repairs or replacements required due to the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors, Tenant acknowledges that Landlord shall have no obligation to maintain, repair or replace any telecommunications or computer cabling or wiring which is located in the Premises or which exclusively serves the Premises (collectively, “Cabling”). Tenant shall, at Tenant’s expense, contract with a reputable contractor to maintain the Cabling. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Under no circumstances shall Tenant make any repairs to the Building or to the mechanical, electrical or heating, ventilating, air conditioning, fire sprinkler or energy management control systems of the Premises or the Building, unless such repairs are previously approved in writing by Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant waives the provisions of 1931(1), 1941 and 1942 of the California Civil Code, and any similar or successor law regarding Tenant’s right to make repairs and deduct expenses of such repairs from the Rent due under this Lease.
(b)    Landlord shall operate the Building to a standard of quality consistent with that of other comparable office buildings in the City and County of San Francisco as of the Commencement Date and shall (i) provide nonexclusive, non-attended automatic passenger elevator service at all times, and (ii) replace Building standard lamps, starters and ballasts (all nonstandard lighting within the Premises shall be the responsibility of Tenant).
(c)    Landlord shall be responsible for maintaining and repairing all structural portions of the Building and shall maintain the roof, sidewalls, and foundations of the Building in good, clean and safe condition and repair. Landlord shall also maintain all Building Common Areas. Landlord shall be responsible for maintenance and repair of all Building Systems, provided, however, that Tenant shall be responsible for maintaining all fixtures and equipment, including sink(s), which may be located within the Premises. Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenants’ lease or required by law to make to any portion of the Building or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business at the Premises. If Tenant fails to maintain the Premises as required in Section 11(a), Landlord may give Tenant 30 days’ written notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work within such time period and thereafter diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Prime Rate plus 2% per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work. For the purpose of this Lease, the “Prime Rate” shall mean the rate, or base rate, reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first date on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.
12.    WASTE OR NUISANCE
Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (which includes excessive noise and/or vibration) to owners or occupants of adjacent properties or to other tenants of the Building.
13.    LIENS
Tenant shall keep the Premises, the Building and the Site free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may, at its election, and upon 10 days’ notice to Tenant, remove any liens, in which case Tenant shall pay to Landlord the cost of removing the lien, including reasonable attorneys’ fees. For any work in excess of $100,000, Landlord may require, at its sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, labor and materials or a completion bond in an amount equal to one and one-half times the estimated cost of any improvements, additions, or Alterations to the Premises to be made by Tenant, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of work. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law for the protection of Landlord, the Premises, the Building or the Site from mechanics’ and materialmen’s liens. To the extent a lien arises out of any work performed, materials furnished, or obligations incurred by Tenant, Tenant shall have 30 days to remove such lien, or provide a bond to Landlord in an amount sufficient to satisfy the lien.
14.    UTILITIES AND SERVICES
(a)    Landlord agrees to furnish to the Premises during the Operating Hours, subject to the conditions and in accordance with the standards set forth in this Lease, water for lavatory and drinking purposes (hot and cold), and elevator service by non-attended automatic elevators. Landlord shall not be obligated to provide janitorial services for the Premises, which services shall be provided and fully paid by Tenant, as set forth in Section 14(d). Tenant agrees that Landlord may impose a reasonable charge for the use of any additional services required by Tenant’s carelessness or the nature of Tenant’s business. Landlord shall not be obligated to service, maintain, repair or replace any system or improvement in the Premises that has not been installed by Landlord at Landlord’s expense, or which is a specialized improvement requiring additional or extraordinary maintenance or repair (by way of example only, if the standard premises in the Building contain fluorescent light fixtures, Landlord’s obligation shall be limited to the replacement of fluorescent light tubes, irrespective of any incandescent fixtures that may have been installed in the Premises at Tenant’s expense). Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character or for any other causes; provided, however, Landlord shall use its reasonable efforts to cause such services to be restored as soon as possible. Tenant hereby waives the provisions of California Civil Code section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of any services to be provided under this Lease. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any failure by Landlord to provide services, utilities or access to the Premises as required under this Lease (other than as a result of the acts or wrongful omissions of Tenant or any Tenant Party), (ii) Landlord’s exercise of its retained rights under Section 3 above or any other Landlord alterations to the Building, or (iii) Landlord’s failure to comply with its operating, maintenance and repair obligations under Sections 11(b) and 11(c) above (any such event, an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Tenant hereby waives the provisions of California Civil Code section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of any services to be provided under this Lease.
(b)    Tenant shall arrange for and pay the cost of all heat and air conditioning required for the comfortable use and occupation of the Premises, and all electrical services provided to the Premises (including for normal lighting and fractional horsepower office machines) which are separately metered. If any of the foregoing utilities cannot reasonably be separately metered to the Premises, Tenant shall pay, as additional Rent, a reasonable proportion of any such charges which are jointly metered, the determination to be made by Landlord based upon Landlord’s reasonable determination, which need not reflect Tenant’s proportionate share of the square footage of the Building or buildings serviced by such meter.
(c)    Tenant may, at its election but subject to Section 12 above and Section 14(g) below, install commercial knitting machines in the Premises, provided that they are used solely for making samples and sample materials and installed in compliance with applicable laws and this Lease (including without limitation Section 14(g) if they cause excess electricity loading as provided in that Section); and (subject to Sections 12 and 14(g)) any electricity or other costs created by such knitting machine(s) shall not be deemed Excess Usage.

(d)    Tenant shall provide janitorial service to the Premises as reasonably required by Tenant, which janitorial services shall be contracted for and paid by Tenant. If Tenant fails to provide janitorial services to the Premises as required herein, Landlord may give Tenant seven days’ written notice to provide such services. If Tenant fails to promptly provide such services within this time period, then Landlord shall have the right to provide janitorial services and expend such funds at the expense of Tenant as are reasonably required to provide such services. If Landlord provides janitorial services because Tenant fails to provide such services itself, any amount so expended by Landlord shall be paid by Tenant promptly within ten days after demand with interest at the Prime Rate plus 2% per annum, from the date of such services, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of providing such services, provided they are provided in a commercially reasonable manner.
(e)    “Excess Usage” means any utility usage in excess of the utilities to be provided to the Premises by Landlord pursuant to Section 14(a), use of the Premises other than as expressly contemplated in this Lease, or the occupancy of the Premises by more persons than are contemplated by the design criteria of the Building Systems. Tenant acknowledges and agrees that Excess Usage would impose additional burdens on the Building Systems and the Building Common Areas and additional burdens and costs on Landlord, and agrees to bear any and all burdens, costs, and charges associated therewith. Excess Usage shall be billed at the prevailing rate then charged by Landlord.
(i)    If the temperature otherwise maintained in any portion of the Premises by the Building Systems is affected by reason of Excess Usage, then Landlord shall give Tenant seven days’ written notice of such Excess Usage. If Tenant fails to promptly eliminate such Excess Usage, then Landlord shall have the right to install machines or equipment that Landlord reasonably deems necessary to restore temperature balance, including modifications to the Building Systems serving the Premises. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.
(ii)    In addition, if Tenant requires utilities or services in excess of that usually furnished or supplied for use of the Premises for the use specified in the Basic Lease Information, Tenant shall first procure the consent of Landlord (which Landlord may refuse) to the use thereof and Landlord, if it consents, may make an equitable charge to Tenant for such utilities or, at Landlord’s option and at the sole expense of Tenant, may cause applicable utility meter(s) to be installed in the Premises, to measure the amount of Tenant’s utility usage. The cost of any such meters and of installation, maintenance and repair thereof shall be additional Rent payable by Tenant to Landlord upon demand.
(f)    Except as otherwise provided in the Work Letter Agreement, Tenant shall not, without the prior consent of Landlord, connect to the Building Systems any apparatus, machinery or other equipment except typical office machines and devices such as electric typewriters, word processors, desktop and laptop computers and office-size photocopiers. Tenant shall pay the cost of all utilities and services supplied to Tenant in connection with Tenant’s use of additional office equipment approved by Landlord hereunder.
(g)    Tenant shall not, without the prior consent of Landlord, connect to any dedicated electrical circuit in the Premises electrical apparatus or equipment of any type having in the aggregate electrical power requirements in excess of 15 amps per outlet. Notwithstanding Landlord’s consent to such excess loading of circuits, Tenant shall pay the cost of (or install at its cost if requested by Landlord) any additional or above-standard capacity electrical circuits necessitated by such excess loading circuits and the installation thereof.
(h)    All sums payable by Tenant for janitorial services (to the extent not provided by Tenant itself), additional services or Excess Usage, shall be additional Rent and shall be payable within 30 days after written request from Landlord, including reasonable supporting documentation, except that Landlord may require Tenant to pay monthly for the estimated cost of any such items which occur on a regular basis, and such estimated amounts shall be payable in advance on the first day of each month.
15.    ASSIGNMENT AND SUBLETTING
(a)    Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed as provided in this Section 15: (i) assign, mortgage, pledge, encumber or otherwise transfer (collectively, “transfer”) this Lease, the term or estate hereby granted, or any interest hereunder; (ii) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as concessionaire, franchisee, licensee, permittee or otherwise), except that Tenant may use no more than 25% of the Premises for shared office uses (by any other person or individual that has a business relationship with Tenant) without such shared office uses constituting a sublease hereunder or requiring Landlord’s consent; or (iii) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Any such transfer, utilization, sublease or offer to sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default. For purposes of this Section 15, Tenant’s merger or consolidation with any other entity, or the collective issuance, sale or transfer of more than 50% of its equity interests as of the Lease Date (other than a transfer of stock in connection with a financing or IPO or other transaction that does not reduce the net worth of Tenant from its net worth immediately preceding such transfer), is an assignment of this Lease. Notwithstanding the foregoing and Sections 15(b) and 15(c), Tenant may assign this Lease or sublet the Premises or a portion thereof, without Landlord’s consent, but with prior written notice, to the following (together, “Permitted Transferee”): (I) any corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant; (II) any corporation, partnership or other entity, resulting from the merger or consolidation with Tenant; or (III) any person or entity which acquires all of the assets of Tenant’s business as a going concern, provided that, in all cases (I), (II) and (III), (A) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (B) Tenant remains fully liable under this Lease, (C) the use of the Lease by such transferee conforms with the requirements of this Lease, and (D) the proposed transferee shall have a net worth which is comparable to that of Tenant as of the date of the assignment or subletting request or $2,000,000.00, whichever is lesser. Provided that Tenant is a corporation, and (x) the stock of Tenant is traded on a national exchange, the transfer of stock in Tenant shall not be considered an assignment, sublease or transfer under the Lease, or (y) the stock of Tenant is not traded on a national exchange, the collective transfer of 50% or less of such stock shall not be considered an assignment, sublease or transfer under this Lease, provided further that, in all cases (x) and (y), such transfer (together with all other transfers during the Term) does not result in a change in control of Tenant.
(b)    If at any time or from time to time during the Term of this Lease, Tenant desires to assign this Lease, or to sublet all or any part of the Premises, then at least 30 days prior to the date when Tenant desires the assignment or subletting to be effective (“Transfer Date”), Tenant shall give Landlord a notice (“Transfer Notice”) which shall set forth the name, address and business of the proposed assignee or subtenant, information (including financial statements and references) concerning the character of the proposed assignee or subtenant, and in the case of a proposed sublease, a detailed description of the space proposed to be sublet or assigned, which must be a single, self-contained unit (“Subject Space”), any rights of the proposed assignee or subtenant to use Tenant’s improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord promptly requests commercially reasonable additional detail, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail.
(c)    Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease. Landlord shall use reasonable efforts to make such determination within 15 business days following Landlord’s receipt of the Transfer Notice. If Landlord fails to provide a response in such 15 business day period, Tenant may provide Landlord with a written notice (the “Reminder Notice”) stating that Landlord’s failure to respond to the Transfer Notice within three business days of Landlord’s receipt of the Reminder Notice shall be deemed Landlord’s approval of the requested transfer. If Landlord fails to provide a response to the Transfer Notice within three business days of Landlord’s receipt of the Reminder Notice, Landlord shall be deemed to have approved the requested transfer. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied (and Tenant shall have the burden of demonstrating that each of the conditions has been satisfied):
(i)    The proposed use by the transferee shall (A) comply with Tenant’s permitted use, (B) be consistent with the general character of businesses carried on by tenants of the Building, (C) not materially increase the likelihood of damage or destruction, (D) not materially increase the density of occupancy of the Premises or increase the amount of pedestrian and other traffic through the Building, (E) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (F) not require new tenant improvements or Alterations incompatible with then-existing Building Systems and components, (G) unless paid by Tenant, not require Landlord to make material modifications to the Building outside of the Premises (in order, for example, to comply with Laws such as the ADA), (H) not materially increase the usage of Building Systems, services or utilities in the Premises, and (I) not otherwise have or cause a material adverse impact on the Premises, the Building, the Site, or Landlord’s interest therein;
(ii)    The proposed transferee shall not be a labor union or a foreign or domestic government entity; and
(iii)    If Landlord has vacant space at the Building suitable for such proposed transferee, the proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous six months, with respect to the leasing of space in the Building.
(d)    If the proposed assignment or sublease requires Landlord to waive or modify any provision of this Lease, Landlord shall not deemed to have consented unless and until Landlord has approved and executed the document containing the new terms approved by Landlord, notwithstanding any other Landlord communication in connection with the request for assignment or sublease.
(e)    Provided Landlord has consented to such assignment or subletting, Tenant shall be entitled to enter into such assignment or sublease with the third party identified in the Transfer Notice subject to the following conditions:
(i)    At the time of the assignment or sublease, no Event of Default under this Lease shall have occurred and be continuing;
(ii)    The assignment or sublease shall be on substantially the same terms set forth in the Transfer Notice given to Landlord;
(iii)    No assignment or sublease shall be valid and no assignee or sublessee shall take possession until an executed counterpart of the assignment or sublease has been delivered to Landlord;
(iv)    No assignee or sublessee shall have a right further to assign or sublet without Landlord’s consent in each instance, which consent in the case of a future assignment or sublease should not be unreasonably withheld, conditioned or delayed;
(v)    Any assignee shall have signed and delivered to Landlord a written assumption of the obligations of Tenant under this Lease in a form reasonably acceptable to Landlord;
(vi)    Any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease with respect to the Subject Space;
(vii)    In the event Tenant sublets all or any portion of the Premises, other than to a Permitted Transferee, Tenant shall deliver to Landlord 50% of any excess rent within 30 days after Tenant’s receipt pursuant to such subletting. As used herein, “excess rent” shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the Rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, reasonable improvement costs, reasonable rent concessions, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such sublease; and
(viii)    In the event Tenant assigns this Lease, other than to a Permitted Transferee, Tenant shall deliver to Landlord 50% of any excess payment within 30 days of Tenant’s receipt thereof pursuant to such assignment. As used herein, “excess payment” shall mean the amount of payment received for such assignment of this Lease in excess of the Rent payable by Tenant under this Lease; provided, however, that no excess payment shall be payable until Tenant shall have recovered therefrom all of the costs incurred by Tenant for brokerage commissions, rent concessions, reasonable attorneys fees, and reasonable marketing fees, in conjunction with such assignment.
(f)    No assignment or subletting shall release Tenant of Tenant’s obligations under this Lease or alter the liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, after notifying Tenant, or any successor of Tenant, and after obtaining its or their consent and any such actions shall not relieve Tenant of liability under this Lease. However, Tenant shall not be liable to the extent (if any) any such amendment or modification increases the amount of Tenant’s financial obligation under this Lease (e.g., by extending the Term, or increasing Base Rent during the Term).
(g)    Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed assignment or sublease and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at Law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee.
(h)    If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of $500, plus Landlord’s actual reasonable out-of-pocket attorneys’ fees and costs incurred in connection with the assignment or subletting, not to exceed $2,500 for any customary and reasonably straightforward assignment or subletting transaction.
(i)    Notwithstanding any other provision of this Section 15, Landlord has the option, by written notice to Tenant (“Recapture Notice”) within 15 business days after receiving any Transfer Notice (or, if the proposed assignment or sublease requires Landlord to waive or modify any provision of this Lease, at any time until Landlord has expressly consented to the requested assignment or sublease) for either an entire floor of the Building or all of the Premises, to recapture the Subject Space by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant; provided, however, Landlord shall not have the right to recapture the Subject Space if the assignment or sublease is to a Permitted Transferee. A timely Recapture Notice terminates this Lease for the Subject Space for the same term as proposed in Tenant’s Transfer Notice or other request for consent, effective as of the date specified therein. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 15(i) to the Subject Space unless it becomes available again after Transfer Notice by Tenant. To determine the new Base Rent under this Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable area of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total rentable area of the Premises before Landlord’s recapture. Tenant’s Share shall be reduced to reflect Tenant’s proportionate share based on the rentable area of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord’s sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant.
16.    INDEMNITY
(a)    Subject to the provisions of Section 18(e) and to the extent not funded and paid to Landlord by any insurance maintained by Tenant, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, damages, liabilities, and expenses (including attorneys’ fees) to the extent arising from Tenant’s use of the Premises for the conduct of its business or from any activity, work or other thing done, permitted or suffered by Tenant in or about the Building or Site, and shall further indemnify, defend and hold harmless Landlord against and from any and all claims (including attorneys fees and costs) to the extent arising from (i) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, (ii) from any act or negligence of Tenant, or any Tenant Party, and (iii) any claim by any person that if brought against Tenant would be covered by the workers’ compensation and employer’s liability insurance required to be carried by Tenant and, if any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel selected by Tenant and approved in writing by Landlord such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, such indemnification by Tenant and such assumption and waiver of claims shall not include damage or injury to the extent caused by the active negligence or willful misconduct of Landlord, its agents, employees or contractors or any other tenant of the Building.
(b)    Neither Landlord nor any of its partners, officers, members, shareholders, principals, agents, employees, officers, guests, customers, invitees, visitors, shippers, suppliers, contractors, or subcontractors (“Landlord Parties”) shall, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors or any other tenant of the Building, be liable for and there shall be no abatement of Rent for (i) any damage to Tenant’s property stored with Landlord or any Landlord Parties, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or death to persons or damage to property resulting from fire, explosion, wind, earthquake, falling plaster, steam, gas, electricity, flood, water or rain which may leak from any part of the Building or Site or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or Site or from any other cause whatsoever, or (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building. Tenant agrees that in no case shall Landlord or any Landlord Parties ever be responsible or liable on any theory for any injury to Tenant’s business, including loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (x) the occurrence of a fire or accident in the Premises or in the Building or (y) the discovery of any defect therein or in the fixtures or equipment thereof.
17.    DAMAGE TO PREMISES OR BUILDING
All injury to the Premises or the Building caused by moving the property of Tenant by any Tenant Party (including without limitation bicycles) into, in or out of the Building and all breakage done by Tenant or any Tenant Party shall be repaired as determined by the Landlord at the expense of the Tenant.
18.    TENANT’S INSURANCE
(a)    All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A-VII or better and acceptable to Landlord and Landlord’s lender and licensed or authorized to do business in the State of California. Each policy shall include Landlord, and at Landlord’s request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord’s interest only, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Tenant shall deliver to Landlord copies of insurance policies required under this Section 18, or other satisfactory evidence of the existence and amounts of such insurance (which for liability insurance shall be at least in the form of an ACORD 25 certificate modified to provide the same assurances as an ACORD 27 certificate does for property insurance), but not simply an ACORD 25 certificate), before the date Tenant is given possession of the Premises, and annually thereafter, within 30 days after any demand by Landlord. No such policy shall be cancelable, materially changed or reduced in coverage except after 30 days’ written notice to Landlord. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $10,000 per occurrence. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums, which shall be payable upon demand. Landlord may procure such insurance on behalf of Tenant without regard to any Tenant cure rights set forth in Section 24. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.
(b)    Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (i) any alterations, additions or improvements as may be made and funded by Tenant pursuant to the provisions of Section 10 hereof or Exhibit B, and (ii) trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises, in an amount not less than 100% of their actual replacement cost from time to time, providing protection against all risks of physical loss or damage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds shall be paid to Tenant.
(c)    Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect workers’ compensation and employer’s liability insurance and commercial general liability insurance which includes coverage for personal injury, contractual liability and Tenant’s independent contractors. The commercial general liability shall be procured and maintained with not less than $2,000,000 per occurrence combined single limit, and a $3,000,000 aggregate limit, for bodily injury, personal injury or property damage liability and liability assumed under an insured contract. If such insurance covers more than one location, the general aggregate limit shall apply on a per location basis.
(d)    Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall pay for and maintain in effect business interruption insurance on an “all risk” basis which will provide recovery for a minimum of 12 months of Tenant’s continuing Rent obligation to Landlord. Whenever, in Landlord’s reasonable judgment, but not more than twice during the Term, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall upon request of Landlord obtain such insurance at its own expense.
(e)    Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against and payment is made under any “all risk” insurance policy which either may have in force at the time of the loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers of the foregoing mutual waiver of subrogation as contained in this Lease.
(f)    During the Term of this Lease, Landlord shall maintain property liability insurance on “all risk” basis, insuring the Building for the full replacement cost thereof.
19.    AD VALOREM TAXES
Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term upon any or all Tenant Improvements, Alterations, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Landlord and/or is the standard of the Building (“Tenant’s Property”). In the event any or all of the Tenant’s Property shall be assessed and taxed with the Building or to Landlord, Tenant shall pay to Landlord its share of such taxes within 30 days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s Property with supporting documentation. Notwithstanding any other provision of this Lease: (a) property taxes on such Tenant’s Property shall be deemed to be levied at the then current tax rate; and (b) Tenant shall reimburse Landlord for property taxes on such Tenant’s Property as if the Base Year property taxes excluded the property taxes on such excess.
20.    WAIVER
No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Prior to the scheduled expiration of the Term of the Lease, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

21.    ENTRY BY LANDLORD
Landlord reserves, and shall at any and all reasonable times with reasonable notice have the right (a) to enter the Premises to inspect the same; (b) to supply any service to be provided by Landlord to Tenant hereunder; (c) to show the Premises to prospective purchasers or tenants (with regard to prospective tenants such entrance shall not occur earlier than 180 days prior to the expiration of the Term), to post notices of non-responsibility; (d) to gain access to mechanical rooms, electrical vaults, utility meters, telephone points of entry, elevator machine rooms, janitorial supply rooms, and Building Systems; and (e) to maintain and repair the Premises and any portion of the Building that Landlord may deem necessary or desirable; all without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.
22.    CASUALTY DAMAGE
(a)    During the Term, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such fire or other casualty), (i) if such damage cannot be repaired within 90 days thereafter, as reasonably determined by Landlord, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance carried by Landlord, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within 50 days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord elects to repair the Premises and/or the Building, Landlord shall within 60 days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant’s furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, the Building, Tenant’s personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Party, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Whether or not any damage to the Premises is caused by Tenant or a Tenant Party, Tenant shall cause all applicable proceeds under Tenant’s insurance to be paid to or for the account of Landlord for payment of the necessary repair and restoration. Any insurance which may be carried by Landlord against loss or damage to the Building or to the Premises shall be for the sole benefit of Landlord and under its sole control. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises. Except as otherwise provided in this Section 22, Tenant hereby waives the provisions of California Civil Code sections 1932(2), 1933(4), 1941 and 1942.
(b)    In the event that Landlord elects to repair any damage to the Premises and/or Building (if such damage prevents Tenant from using the Premises pursuant to this Lease), Landlord shall deliver written notice to Tenant indicating Landlord’s good faith estimate of the number of days required to repair such damage within 50 days following the date of such damage. If Landlord’s estimate is in excess of 200 days following such notice, Tenant shall have the right, by delivery of written notice to Landlord within 30 days after receipt of Landlord’s estimate, to terminate this Lease, which termination shall be effective upon delivery of such notice by Tenant to Landlord. The failure of Tenant to provide such written notice within such time period shall be deemed a waiver of Tenant’s right to terminate this Lease pursuant to the preceding sentence.
23.    CONDEMNATION
(a)    If the whole of the Building or Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than substantially the whole of the Building or the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within 90 days after the date of such taking if 20% or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within 60 days after the date of such taking, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If, upon any such condemnation of less than substantially the whole of the Building or the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord’s sole expense, restore and reconstruct the remainder of the Building and the Premises to substantially their former condition to the extent that the same, in Landlord’s reasonable judgment, may be feasible, but Landlord in any event shall not be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises, Building and/or Site, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, title and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant’s unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Tenant be not in Event of Default for any reason, Landlord shall turn over to Tenant, promptly after receipt thereof by Landlord, that portion of any such award received by Landlord hereunder which is attributable to Tenant’s fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive. The foregoing shall not, however, be deemed to restrict Tenant’s right to pursue a separate award specifically for its relocation expenses or the taking of Tenant’s personal property or trade fixtures so long as such separate award does not diminish any award otherwise due Landlord as a result of such condemnation or taking. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation (including California Code of Civil Procedure sections 1265.120 and 1265.130) to terminate or petition to terminate this Lease upon partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.
(b)    Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemning authority the Premises or portion thereof sought by the condemning authority, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), free from this Lease and the rights of Tenant hereunder.
(c)    If all or any portion of the Premises is condemned or otherwise taken for a period of less than 120 days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking to the extent the business interruption insurance Tenant is required to carry would not otherwise cover the Rent for such period.

(d)    The words “condemnation” or “condemned” as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.
24.    TENANT’S DEFAULT
The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant (an “Event of Default”):
(a)    The abandonment of the Premises by Tenant pursuant to Section 1951.3 of the California Civil Code.
(b)    The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, which such failure shall continue for a period of five days following Tenant’s receipt of written demand from Landlord.
(c)    Tenant’s failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in Sections 24(a) or 24(b), where such failure shall continue for a period of 10 days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than 10 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such 10-day period and thereafter diligently prosecutes such cure to completion; provided that such cure shall not be in excess of 120 days.
(d)    The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 60 days, or the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in 60 days.
(e)    The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of 60 days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligation under this Lease.

(f)    Selling, leasing, assigning, encumbering, hypothecating, transferring, or otherwise disposing of all or substantially all of the Tenant’s assets, except (1) as otherwise provided in this Lease or (2) without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.
(g)    If Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 24(d) or 24(e).
25.    REMEDIES FOR TENANT’S DEFAULT
In the event of Tenant’s Event of Default, Landlord may:
(a)    Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:
(i)    the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus
(ii)    the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus
(iii)    the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus
(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease); plus
(v)    such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.
As used in Sections 25(a)(i) and 25(a)(ii), the “worth at the time of the award” shall be computed by allowing interest at the lesser of 10% per annum, or the maximum rate permitted by law per annum. As used in Section 25(a)(iii), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
(b)    Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due consistent with California Civil Code section 1951.4. During the period Tenant is in an Event of Default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this Section shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.
(c)    Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.
(d)    Cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of 10% per annum, or the maximum rate is permitted by law, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.
The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy Laws or Laws affecting creditors’ rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.
26.    SURRENDER OF PREMISES
(a)    On expiration of this Lease or within five days after any other termination of the Term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises covered by Section 22). Tenant shall remove all its personal property and Prior Tenant FF&E within the above-stated time. Tenant shall perform all restoration made necessary by the removal by Tenant (or by Landlord if Tenant fails to remove) of any Alterations, Tenant’s personal property or Prior Tenant FF&E within the time periods stated in this Section. Tenant shall remove all Cabling installed by or on behalf of Tenant and restore the Premises and the

Building to their prior condition (but without Prior Tenant FF&E), all at Tenant’s cost, except in no event shall Tenant be obligated to remove any Cabling that reasonably meets then-current standards for the Building.
(b)    Landlord may elect to retain or dispose of in any manner any Alterations or any Prior Tenant FF&E or Tenant’s personal property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease by giving at least 10 days’ notice to Tenant. Title to any such Alterations or to any Prior Tenant FF&E or Tenant’s personal property that Landlord elects to retain or dispose of on expiration of the 10 day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or to any Prior Tenant FF&E or Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, and disposing of any Alterations or any Prior Tenant FF&E or Tenant’s personal property. If Tenant fails to surrender the Premises to Landlord on expiration of this Lease or within ten days after any other termination of the Term as required by this Section, Tenant shall indemnify and hold Landlord harmless from all claims, liability and damages, including attorneys’ fees and costs, resulting from Tenant’s failure to surrender the Premises, including claims made by a succeeding tenant resulting from Tenant’s failure to surrender the Premises and remove Prior Tenant FF&E and Tenant’s personal property.
27.    ESTOPPEL CERTIFICATE
(a)    Tenant shall at any time and from time to time upon not less than 15 days prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the Expiration Date of the Lease; (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed, and (e) such other matters requested by Landlord. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.
(b)    Landlord shall at any time and from time to time upon not less than 15 days prior written notice from Tenant (but not more than once per year) execute, acknowledge, and deliver to Tenant a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any; (b) confirming the Commencement Date and the Expiration Date of the Lease; and (c) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of the Tenant hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by a prospective assignee or subtenant of Tenant or any transferee of any stock in Tenant.

28.    SALE OF SITE
In the event of any sale of the Site, Landlord shall be and hereby is entirely freed and relieved of all further liability which arises from and after such sale under any and all of its covenants and obligations contained in or derived from this Lease and the purchaser, at such sale or any subsequent sale of the Site, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the Security Deposit and prepaid Rent to Landlord’s successor and, upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.
29.    SUBORDINATION, ATTORNMENT
(a)    This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, Site, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.
(b)    In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure and sale and recognize such purchaser as the Landlord under this Lease.
(c)    Tenant agrees to execute any documents reasonably required to effectuate an attornment or to make this Lease or any options granted herein subordinate or prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, provided the rights of Tenant are not diminished or adversely affected as a result thereof.
(d)    Landlord agrees that Tenant’s obligations to subordinate under this Section 29 to any existing and future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant’s receipt of a commercially reasonable non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section 29 as the “Superior Lienor”). Such non-disturbance agreement shall provide that Tenant’s possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord’s obligation with respect to such a non-disturbance agreement shall be limited to making a good faith effort to obtain the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.
30.    AUTHORITY OF TENANT
If Tenant is a corporation, limited liability company, trust, or other entity, each person executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity, and that such person’s execution of this Lease binds Tenant to its terms and conditions. If Tenant is a corporation, limited liability company, trust or other entity, Tenant shall, upon the execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.
31.    BROKERS
(a)    Landlord shall pay to Tenant’s Broker a fee equal to $109,896, which shall be due within 30 days after complete execution of this Lease. Landlord shall be solely responsible for the payment of brokerage commissions to Landlord’s Broker.
(b)    Tenant represents that it has dealt with no person, firm, real estate broker or finder in respect of leasing or renting space in the Building, other than Tenant’s Broker. If Tenant has dealt with any person, firm, real estate broker or finder in respect of leasing or renting space in the Building (including Landlord’s Broker to the extent Landlord’s Broker demands more than the commissions owed by Landlord under Section 31(a) as a result of such person, firm, broker or finder’s representation of Tenant), Tenant shall be solely responsible for the payment of any fee due said person, firm, broker or finder and Tenant shall indemnify, protect and hold Landlord harmless from and against any liability in respect thereto, including any of Landlord’s reasonable attorney’s fees incurred in connection therewith.
32.    HOLDING OVER
Tenant has no right to retain possession of the Premises or any portion thereof beyond the expiration or termination of this Lease. In the event that Tenant holds over after the expiration of the Term without executing a new lease or after Landlord has declared a forfeiture by reason of a default by Tenant, then such holding over shall be construed as a tenancy from month-to-month, subject to all conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy, except that the Base Rent portion of the Rent shall be increased to 150% of the amount of the Base Rent payable immediately prior to the expiration or termination of the Lease, as the case may be. Nothing contained herein shall be construed as consent of Landlord to any holding over by Tenant.
33.    RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the reasonable and nondiscriminatory rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable non-discriminatory modifications to said rules. Such additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit D). Landlord shall use its reasonable efforts to enforce compliance with such rules in a uniform manner, but shall not be responsible to Tenant for the nonperformance of any of said rules by other tenants or occupants.
34.    OTHER RIGHTS RESERVED BY LANDLORD
In addition to any other rights contained in this Lease, Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to install, affix and maintain any and all signs on the exterior and interior of the Building; (ii) to grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein; (iii) to prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, unless such vending or dispensing machines are for the exclusive use of Tenant’s employees, visitors and representatives, in which case no Landlord consent shall be required; and (iv) to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the Building Common Areas and facilities and other tenancies and premises in the Building and to create additional rentable areas through use or enclosure of Building Common Areas, provided that access to and from the Premises is not impaired thereby. Landlord further reserves the right to affect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the Term of this Lease occupy any space in the Building.
35.    GENERAL PROVISIONS
(a)    Plats and Riders: Clauses, plats, and riders, if any, signed by the Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
(b)    Consents: Except as provided in the Lease, whenever the Lease requires the consent or approval of Landlord or Tenant, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
(c)    Joint Obligation: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.
(d)    Marginal Headings: The marginal headings and titles to the Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
(e)    Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

(f)    Quiet Possession: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease, including Section 21.
(g)    Prior Agreements: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.
(h)    Excusable Delay: Except as provided in this Lease, any act of Landlord or Tenant required by this Lease to be done within a specified time shall be subject to Excusable Delay. Tenant’s obligation to pay Rent, however, is not excused by this Section. “Excusable Delay” means a delay due to fire, act of God, failure of utility service provider to provide utility service, government regulation or restriction, governmental delay in issuing permits, approvals and inspections, weather which causes delay of construction, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of Landlord or Tenant (excepting, however, Landlord’s or Tenant’s financial inability), then the time for performance of the affected obligations of Landlord or Tenant shall be extended for a period equivalent to the period of such delay (but in no event shall the time for performance of any obligation for payment of money be extended pursuant to this provision).
(i)    Jury Trial: To the extent permitted by applicable Laws, the parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.
(j)    Limitation on Liability: In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (i) Tenant’s sole and exclusive recourse shall be against Landlord’s interest in the Site. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord; (ii) no partner, member, stockholder, director, officer, employee, beneficiary or trustee (collectively, “Partner”) of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); (iii) no service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord); (iv) no Partner of Landlord shall be required to answer or otherwise plead to any service of process; (v) no judgment will be taken against any Partner of Landlord; (vi) any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc; (vii) no writ of execution will ever be levied against the assets of any Partner of Landlord; and (viii) these covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.

(k)    Modification For Lender: If, in connection with obtaining financing for the Site, the lender requests reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.
(l)    No Construction Against Drafter: The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.
(m)    Severability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.
(n)    Choice of Law: This Lease shall be governed by the laws of the State of California, without regard to its choice of law rules.
(o)    Signage: Tenant shall be entitled to one strip of building-standard signage on the Building’s main lobby directory, the initial listing for which shall be at Landlord’s expense. Subsequent modification to Tenant’s name or information within the main directory shall be at Tenant’s expense. In addition, Tenant shall have the right, at Tenant’s sole cost and expense, to display non-standard signage at the interior entrance to the Premises. Tenant’s signage is subject to prior review and written approval by Landlord, shall not be placed in any of the Building Common Areas except as expressly permitted by Landlord in writing, and shall comply with all applicable ordinances and laws. In addition, Tenant may (at Tenant’s sole cost) install any exterior signage on the Building, to the extent permitted by applicable laws, provided that such exterior signage does not block any Building window and is approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.
(p)    Building Name: Tenant may use the name of the Building in which the Premises are located for purposes of identifying Tenant’s address and otherwise only with Landlord’s prior written consent.
(q)    Late Charges: Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord on or before the first day of each calendar month, Tenant shall pay to Landlord an additional sum equal to 4% of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(r)    Interest: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is equal to the Prime Rate, plus 2%, but not to exceed the highest rate permitted under applicable Laws. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.
(s)    Attorneys’ Fees: If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the prevailing party a reasonable sum as attorneys’ fees and costs. The non-prevailing party in such action shall pay such attorneys’ fees and costs.
(t)    Modification: This Lease and all exhibits and riders attached hereto contain the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, excepting a subsequent modification in writing signed by the party to be charged.
(u)    Successors and Assigns: Subject to the provisions of Section 15, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.
(v)    Waiver of California Code Sections: Notwithstanding any other provision of this Lease and in addition to any waivers which may be contained in this Lease, Tenant waives the provisions of Civil Code sections 1932(2) and 1933(4) and any future law with respect to the destruction of the Premises; Civil Code sections 1932(1), 1941 and 1942 and any future law with respect to Landlord’s repair duties and Tenant’s right of repair; and Code of Civil Procedure section 1265.130 and any future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure sections 473, 1174(c) and 1179 and Civil Code section 3275) in the event Tenant is dispossessed from the Premises for any reason.
(w)    Government Energy or Utility Controls: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby.
(x)    Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant which is then due or delinquent.
(y)    Furnishing Financial Statements: In order to induce Landlord to enter into this Lease, and at any time during the Term, Tenant agrees that it shall promptly furnish Landlord, upon Landlord’s written request, with annual financial statements reflecting Tenant’s current financial condition, which Landlord shall maintain strictly confidential, and shall not disclose to any other party other than as required by applicable law, in any litigation between Landlord and Tenant, and/or to Landlord’s attorneys, accountants, investors, lenders and advisors, who shall be obligated to maintain such confidentiality. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with the Lease are true, correct and complete in all respects as of the date of delivery.
(z)    Recording: Tenant shall not record this Lease or a memorandum thereof, or any other reference to this Lease, without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.
(aa)    Execution of Lease, No Options: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other Premises within the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.
(bb)    Interpretation: This Lease shall be deemed to be jointly prepared by both Landlord and Tenant, and any ambiguities or uncertainties herein shall not be construed for or against either of the parties. The words “including,” “included,” “include” and words of similar import shall be interpreted as though followed by the words “but not limited to” or “without limitation.” This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. All exhibits and addenda attached to this Lease are incorporated into this Lease by reference.
36.    NOTICES
All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be in writing and may be served (a) by personal delivery, (b) by certified mail, postage prepaid, return receipt requested, or (c) by overnight courier (e.g., Federal Express), to the address(es) indicated in the Basic Lease Information, or to such other addresses as a party may from time to time designate by notice pursuant to this Section. Each such notice or demand shall be deemed given, made, delivered or received on the date of actual delivery or if delivery is refused, then as of the date presented (and if such date is not the same for all of the addressees for a particular party, then the latest such date).

37.    OPTION TO EXTEND
(a)    Subject to the terms of this Section 37, Tenant shall have two options to extend the Term of this Lease for a period of 36 months each (each, an “Extended Term”). The first extension shall commence, if at all, upon the expiration of the initial 48 month Term (the “Initial Term”) and end 36 months later (“First Extended Term”). The second extension shall commence, if at all, upon the expiration of the First Extended Term and end 36 months later (“Second Extended Term”). If the first extension does not commence, the second option to extend shall automatically terminate. In no event, however, shall any extension commence if Tenant is in an Event of Default under this Lease at the time that the extension would otherwise commence. Any reference to “Term” in this Lease shall include the Extended Term if Tenant properly exercises its option(s) to extend pursuant to this Section 37.
(b)    So long as Tenant is not then in an Event of Default under this Lease and has not been in an Event of Default at any time during the preceding 12 month period, Tenant shall exercise an option to extend, if at all, by giving written notice to Landlord. Notice of exercise shall be given, if at all, no more than 12 months, and no fewer than 6 months, prior to the expiration of the then Term.
(c)    Each Extended Term shall be upon all of the terms and conditions of this Lease, except as follows:
(i)    To the extent that this Lease provides for any right to abated or rent-free possession or tenant improvement allowance, such provisions shall not be applicable to any Extended Term.
(ii)    Tenant shall not be entitled to any further extensions of the Term. The only extensions available to Tenant are the extension option(s) provided for in this Section 37.
(d)    The Base Rent during the first Lease Year of each applicable Extended Term (Month 49 – Month 60 or Month 85 – Month 96, as applicable) shall be the amount determined in accordance with this Section 37(d). The Base Rent during the second Lease Year of each applicable Extended Term (Month 61 – Month 72 or Month 97 – Month 108, as applicable) shall be 103% of the Base Rent for the first Lease Year of each applicable Extended Term. The Base Rent during the third Lease Lear of each applicable Extended Term (Month 73 – Month 84 or Month 109 – Month 120, as applicable) shall be 103% of the Base Rent for the second Lease Year of each applicable Extended Term.
(i)    For the first Lease Year of each applicable Extended Term, the Base Rent shall be increased to the greater of 103% of Base Rent for the last Lease Year of the then-Term and “Fair Market Rental” of the Premises as of the commencement of the applicable Extended Term. For purposes of this Lease, “Fair Market Rental” shall mean the then prevailing base rent per square foot of rentable area then being charged for comparable office space in the City of San Francisco based upon comparable transactions recently completed, exclusive of allowances and concessions, multiplied by the rentable square footage of the Premises. In no event shall the Fair Market Rental of the Premises for any Extended Term be less than the 103% of Base Rent in effect immediately prior to the applicable extension.
(ii)    Not later than 100 days prior to end of the then Term, Landlord and Tenant shall meet in an effort to negotiate, in good faith, (i) whether the Fair Market Rental of the Premises as of the commencement of the applicable Extended Term is less than or greater than 103% of Base Rent for the last year of the then-Term, and (ii) if they agree that the Fair Market Rental of the Premises as of the commencement of the applicable Extended Term is greater than 103% of Base Rent for the last year of the then-Term, the Fair Market Rental of the Premises as of the commencement of the applicable Extended Term. If Landlord and Tenant have not agreed, at least 80 days prior to the commencement of the applicable Extended Term, either (x) that the Fair Market Rental of the Premises as of the commencement of the applicable Extended Term is less than 103% of Base Rent for the last year of the then-Term, or (y) (I) that the Fair Market Rental of the Premises as of the commencement of the applicable Extended Term is greater than 103% of Base Rent for the last year of the then-Term, and (II) the Fair Market Rental of the Premises as of the commencement of the applicable Extended Term, then Landlord and Tenant shall attempt to agree in good faith upon a single real estate broker to determine the Fair Market Rental not later than 70 days prior to the commencement of the applicable Extended Term. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one independent commercial real estate broker not later than 60 days prior to the commencement of the applicable Extended Term. If either Landlord or Tenant fails to appoint its broker within the prescribed time period, the single broker appointed shall determine the Fair Market Rental of the Premises. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the Fair Market Rental of the Premises. Each party shall bear the cost of its own broker and the parties shall share equally the cost of the single broker, if applicable. The brokers shall be real estate brokers licensed in the State of California and have at least 10 consecutive years’ experience in the leasing of commercial office space in the City of San Francisco.
(iii)    If each party appoints a broker, such brokers shall, within 30 days after the appointment of the last broker to be appointed, complete their determinations of Fair Market Rental and furnish the same to Landlord and Tenant. If the low valuation varies from the high valuation by 5% of the low valuation or less, the Fair Market Rental shall be the average of the two valuations. If the low valuation varies from the high valuation by more than 5%, the two brokers shall, within 10 days after submission of the last rental determination report, appoint a third broker who shall meet the qualifications set forth in this Section 37. If the two brokers shall be unable to agree on the selection of a third broker in a timely manner, then either Landlord or Tenant may request such appointment by the presiding judge of the Superior Court of San Francisco County. The third broker, however selected, shall be a person who has not previously acted in any capacity for or against either party, and satisfies the same requirements for the initial two brokers. Such third broker shall, within 30 days after appointment, make a determination of Fair Market Rental and said third broker shall select the opinion of Fair Market Rental as determined by the one rental determination, completed by the two brokers, which most closely matches the third broker’s opinion of Fair Market Rental. The Fair Market Rental of the

Premises shall be the Fair Market Rental selected by said third broker. All fees and costs of the third broker in connection with the determination of Fair Market Rental shall be paid one-half by Landlord and one-half by Tenant.
(iv)    In the event that the Base Rent is not established before the commencement of the applicable Extended Term, Tenant shall pay the Base Rent, as determined reasonably by Landlord. When the Fair Market Rental has been established, the new Base Rent shall be retroactively effective as of the beginning of the applicable Extended Term, and Landlord shall refund Tenant any overpayments within 30 days after the establishment of the new Base Rent.
(e)    If Tenant properly exercises its option(s) to extend pursuant to this Section 37, this Lease shall be amended to reflect the terms and conditions of this Section 37 as to the applicable Extended Term and this Lease as so amended shall continue in full force and effect during the applicable Extended Term.
(f)    Time is of the essence with respect to Tenant’s exercise notice(s) and Landlord shall have no obligation whatsoever to give Tenant any reminder of any Tenant exercise deadline, accept any late notice or extend the Term if Tenant fails to give exercise notice by the end of the month which is six months prior to the end of the then Term.
(g)    Tenant’s option(s) to extend under this Section 37 are personal to Tenant (and any Permitted Transferee) and may only be exercised by the Tenant named in the Basic Lease Information of this Lease (and any Permitted Transferee). No option to extend may be assigned, voluntarily or involuntarily, by or to any other person or entity (other than any Permitted Transferee).
38.    RIGHT OF FIRST OFFER
(a)    Landlord hereby grants to Tenant the option to lease, upon the terms and conditions hereinafter set forth, but subject to the existing rights (as of the date of this Lease) of any current tenants of the Building and (for so long as it is owned by Landlord or an affiliated entity) the neighboring building located at 520-550 Washington Street in San Francisco California 94111 (“Washington Street Building”) and subject to Landlord’s right to renew or extend the term of the lease of the then-current tenant or occupant of the Offer Space (hereinafter defined), such portions of the rentable area of the Building or Washington Street Building (the “Offer Space”) which become available for leasing (as determined in accordance with subparagraph (b) below) during the Offer Period (hereinafter defined), prior to entering into a lease for such space with another party. For purposes of this Section 38, “Landlord” shall also include the owner(s) of the Washington Street Building.
(b)    The Offer Space shall be deemed to be “available for leasing” when Landlord is prepared to offer to lease such space to parties other than the then-current tenant or occupant of such Offer Space and other than current tenants of the Building or Washington Street Building with existing rights (as of the date of this Lease) to lease such space.

(c)    Prior to Landlord’s marketing of any portion of the Offer Space which is available for leasing during the Offer Period, Landlord shall give Tenant a written notice (the “Offer Notice”) setting forth (i) the location, (ii) the rentable area, (iii) the rental rate; (iv) the term (which, if shorter than the Term then in effect, shall require extension of the Term hereunder to cause the terms for the Premises and Offer Space to be coterminous); (iv) all other material economic terms; and (v) the availability date (the “Offer Space Commencement Date”).
(d)    Tenant’s right to lease the Offer Space shall be exercisable by written notice (the “Acceptance Notice”) from Tenant to Landlord delivered not later than ten (10) business days after the Offer Notice is delivered to Tenant, time being of the essence. Tenant may not elect to lease less than the entire portion of Offer Space described in an Offer Notice. If Tenant does not exercise such right to lease the Offer Space, then Landlord shall have the right to lease such space to another prospective tenant for a net effective rental rate which is not less than ninety percent (90%) of the Net Effective Rental Rate (hereinafter defined) offered to Tenant in the related Offer Notice. If Landlord desires to lease such space at a Net Effective Rental Rate less than ninety percent (90%) of the rental rate offered to Tenant, then such space shall again be offered to Tenant by a new Offer Notice hereunder on such lower rent terms. If Tenant has validly exercised its option pursuant to this Section, then such Offer Space which Tenant has elected to lease shall be included in the Premises, subject to all the agreements, terms and conditions of the Lease as modified by the terms set forth in the applicable Offer Notice. As used herein, the term “Net Effective Rental Rate” shall mean the net rental rate payable to Landlord under a lease net of all tenant inducements (e.g., tenant improvement allowances, rental abatements, moving allowances), with the cost of such tenant inducements, together with interest thereon at a rate of ten percent (10%) per annum, amortized over the term of such lease on a straight line basis.
(e)    Tenant’s right of first offer to lease the Offer Space is subject to the following additional terms and conditions: (i) the Lease must be in full force and effect on the date on which Tenant exercises its option of first offer to lease Offer Space and on the applicable Offer Space Commencement Date; (ii) Tenant must not be in an Event of Default under the Lease, either on the date Tenant exercises its option to lease Offer Space or on the applicable Offer Space Commencement Date, unless Landlord, in its sole and absolute discretion, agrees in writing to permit Tenant to lease such Offer Space notwithstanding such default; and (iii) Tenant shall not have assigned the Lease and shall not have sublet more than 5,000 rentable square feet of the Premises other than to a Tenant Affiliate or other Permitted Transferee.
(f)    If Tenant has validly exercised its right to lease the Offer Space, then effective as of the applicable Offer Space Commencement Date, the Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this Lease except that: (i) Base Rent per square foot of rentable area for the Offer Space shall be the rate specified in the applicable Offer Notice; (ii) the rentable area in the Premises shall be increased by the number of square feet of rentable area in the Offer Space and such rentable area in the Premises, as so increased, shall be used in calculating the increases in Tenant’s Proportionate Share; (iii) the Term with respect to the Offer Space shall commence on the applicable Offer Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of the Term, including any extension or renewal thereof; and (iv) the Offer Space shall be rented in its “as-is” condition as of the Offer Space Commencement Date, without representation or warranty by Landlord or any other party acting on behalf of Landlord.
(g)    If Landlord fails to deliver possession on the applicable Offer Space Commencement Date of the Offer Space which Tenant has exercised its option to lease because of any act or occurrence beyond the reasonable control of Landlord, including, without limitation, the holding over of any tenants or occupants beyond the expiration of their lease terms or other causes of similar nature, then Landlord shall not be subject to any liability for failure to deliver possession, and such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term either as to such portion of the Offer Space or the balance of the Premises; provided, however, that under such circumstances, (i) Landlord shall make reasonable efforts to obtain possession of the Offer Space and (ii) Rent shall not commence as to such Offer Space until Landlord is able to deliver possession thereof to Tenant. Notwithstanding the foregoing, except to the extent due to Tenant’s fault or neglect, if Landlord has not made the Offer Space available for Tenant’s possession within 120 days of the Offer Space Commencement Date (“Offer Space Commencement Deadline”), then notwithstanding any other provision of this Lease, Tenant may, by written notice to Landlord delivered at any time thereafter but before Landlord has made the Offer Space available for Tenant’s possession, terminate such lease of the Offer Space by written notice to Landlord, in which event the term of this Lease with respect to the Premises shall not be adjusted pursuant to Section 38(c) above.
(h)    Upon the valid exercise by Tenant of its option to lease the Offer Space and agreement of Landlord and Tenant to all terms and conditions related to the Offer Space, Landlord and Tenant shall promptly enter into a written supplement to this Lease in a form reasonably acceptable to both parties, reflecting the terms, conditions and provisions applicable to the Offer Space, as determined in accordance herewith. Alternatively, if the Offer Space is in the Washington Street Building, the written supplement shall be in the form of a separate lease for the Offer Space on terms consistent with Landlord’s then-current form of leases for space comparable to the Offer Space in the Washington Street Building, together with such additional terms (such as cross-default clauses with this Lease) as Landlord may reasonably request.
(i)    In the event any portion of the Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the Offer Space shall thereupon be deleted from the Offer Space.
(j)    As used herein, the term “Offer Period” shall mean the period commencing on the date that is three (3) months after the Commencement Date and expiring on the expiration date of the Initial Term.
39.    ACCESSIBILITY; DISABILITY LAWS
(a)    The Premises have not undergone an inspection by a Certified Access Specialist.

(b)    “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
(c)    Since compliance with the ADA and other federal and state disability laws (“Disability Laws”) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or Disability Laws. As provided in Section 9(a) above, in the event that Tenant’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with the ADA or Disability Laws, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s sole cost and expense.
(d)    Immediately prior to execution of this Lease, Landlord and Tenant have executed the Disability Access Obligations Notice in the form attached hereto as Exhibit E] as required by San Francisco Administrative Code Chapter 38.
(e)    Landlord and Tenant shall make reasonable efforts to notify the other in the event that Landlord or Tenant makes Tenant Improvements or Alterations to the Premises, or, with respect to Landlord, the Building, that might impact accessibility under Disability Laws.
40.    OFAC COMPLIANCE
Tenant represents and warrants to Landlord that, to the best of Tenant’s knowledge, Tenant is not a party with whom Landlord is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Tenant is currently in compliance with, and shall at all times during the term of this Lease remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. In the event of any violation of this section, or in the event (notwithstanding Tenant’s lack of knowledge) that Tenant is or becomes a party with whom Landlord is prohibited from doing business pursuant to the OFAC regulations, Landlord shall be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity. TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, RISKS, LIABILITIES AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COSTS) INCURRED BY LANDLORD ARISING FROM OR RELATED TO ANY BREACH OF THE FOREGOING CERTIFICATIONS. These indemnity obligations shall survive the expiration or earlier termination of this Lease.
[Signatures on following page]

IN WITNESS WHEREOF, this Lease is executed on the date and year first above written.

LANDLORD:

HOTALING PARTNERS, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

	By:	/s/ Roger O. Walther
Roger O. Walther President

TENANT:

ALLBIRDS, INC., a Delaware corporation

By:	/s/ Tim Brown
Name:	Tim Brown
Title:	Co-CEO

By:	/s/ Joey Zwillinger
Name:	Joey Zwillinger
Title:	Co-CEO
Consent and Agreement
The owner of the Washington Street Building hereby consents and agrees to Section 38 of the above Lease, and agrees to notify any transferee subject to Section 38 of the provisions of that Section:

ECLIPSE CHAMPAGNE BUILDING, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

	By:	/s/ Roger O. Walther
Roger O. Walther President

EXHIBIT A
DIAGRAM OF PREMISES
[Two pages attached]
I

EXHIBIT A-1
SPACE PLAN
[Attached]
I

EXHIBIT B
WORK LETTER AGREEMENT
(Tenant Improvement Allowance)
This Work Letter Agreement (“Work Letter”) is entered into as of ________________, 2017, by and between HOTALING PARTNERS, LLC, a Delaware limited liability company (“Landlord”), and ALLBIRDS, INC., a Delaware corporation (“Tenant”). Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into a lease (the “Lease”) of which this Work Letter is a part, covering premises in City and County of San Francisco, California (the “Premises”), as more particularly described in the Lease. Capitalized terms used but not defined in this Work Letter shall have the meaning given to them in the Lease. Landlord and Tenant agree as follows:
1.    Space Plan. Tenant has prepared a space plan for the Premises (“Space Plan”), which is attached to the Lease as Exhibit A-1. Landlord and Tenant have approved the Space Plan.
2.    Tenant Improvements. Tenant shall use its commercially reasonable, good faith efforts and all due diligence to complete the Tenant Improvements in accordance with the Tenant Improvement Plans (defined below). “Tenant Improvements” shall mean, collectively, the demolition and/or removal of the existing furniture, finishes and décor, and the redesign and redecoration of the Premises, in accordance with the Lease, applicable Laws, and the approved Tenant Improvement Plans. Tenant shall obtain appropriate/applicable building inspections, certifications, permits and approvals required (including from any applicable historic preservation districts) and shall ensure that the Tenant Improvements are in full compliance with all applicable Laws, as well the applicable requirements of any fire marshal, fire district, governmental or administrative environmental authority or body, or insurance company/insurance provider (and their applicable insurance related board) supplying insurance coverage in relation to either the Building or the Premises.
3.    Specific Tenant Improvements. At Tenant’s election (but subject to Landlord’s approval as otherwise provided in this Work Letter), an interior stairwell between the first and second floors of the Building.
4.    Tenant Improvement Plans. Tenant shall cause its architect, as approved by Landlord (which approval will not be unreasonably withheld, conditioned or delayed), to convert the Space Plan into final working drawings and specifications (“Architectural Plans”) consistent with the approved Space Plan (or with (a) any changes that are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed or (b) any minor changes [such as eliminating or changing the sizes of a few offices] necessitated by commercially reasonable value engineering) and sufficiently detailed to support an application for all building permits required to perform the Tenant Improvements. Landlord hereby approves MBH Architects to serve as Tenant’s architect and Jones Lang LaSalle to serve as Tenant’s construction manager. Tenant shall also retain engineering consultants, also approved (which will not be unreasonably withheld, conditioned or delayed) by Landlord to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC
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and life safety work of the Tenant Improvements (“Mechanical and Engineering Plans”, and, together with the Architectural Plans, the “Tenant Improvement Plans”). Tenant shall submit the Tenant Improvement Plans to Landlord for Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed. Within five business days of Tenant’s submittal to Landlord, Landlord will either approve or disapprove the plans and specifications; provided that any such disapproval must be accompanied by Landlord’s written specification of the reasons for withholding approval and any changes or revisions necessary to obtain Landlord’s approval, if applicable; and if Landlord fails to provide a response in such five business day period, Tenant may provide Landlord with a written notice (the “Approval Notice”) stating that Landlord’s failure to respond to the Tenant Improvement Plans within two business days of Landlord’s receipt of the Approval Notice shall be deemed Landlord’s approval of the Tenant Improvement Plans. If Landlord fails to provide a response to the Approval Notice within two business days of Landlord’s receipt of the Approval Notice, Landlord shall be deemed to have approved the Tenant Improvement Plans. This procedure shall be repeated until the Tenant Improvement Plans are approved by Landlord, except that the periods of time for Landlord’s review of revised Tenant Improvement Plans and deemed approval following an Approval Notice shall be three business days and one business day, respectively. Approved Tenant Improvement Plans are not a representation by Landlord that they are in compliance with the requirements of governing authorities, and it shall be Tenant’s sole responsibility to meet and comply with all applicable Laws. No changes to the approved Tenant Improvement Plans (other than any changes required by applicable laws) shall be made without the written consent of Landlord, which consent shall not be unreasonably delayed, conditioned or withheld.
5.    Construction of Tenant Improvements Work.
(a)    Tenant’s Responsibility. Tenant will, at Tenant’s sole cost and expense (except as otherwise provided in this Section 5 with respect to the Tenant Improvement Allowance), construct the Tenant Improvements in the Premises in accordance with the approved Tenant Improvement Plans and the following requirements:
(i)    All of the Tenant Improvements in the Premises shall be strictly in accordance with the approved Tenant Improvement Plans and all governing laws, codes and ordinances including, but not limited to, the ADA, and any amendments to the ADA, as well as all other applicable Laws regarding access to, employment of and service to individuals covered by the ADA. Tenant shall post all required permits at the Premises prior to commencement of construction.
(ii)    Tenant shall provide Landlord with the name, address and other contact information for its general contractor and subcontractors engaged to perform any substantial portion of the Tenant Improvements. Tenant’s general contractor is subject to Landlord’s approval.
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(iii)    Before beginning the Tenant Improvements, Tenant shall furnish Landlord with evidence that Tenant’s general contractor has fulfilled the following insurance requirements and shall maintain, at no expense to Landlord:
A.    Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $100,000.
B.    Commercial General Liability Insurance with limits of not less than $2 million combined single limit for bodily injury and property damage, including personal injury, Contractual Liability coverage specifically endorsed to cover the indemnity provisions contained herein, and Contractor’s Protective Liability coverage if contractor will use subcontractors.
C.    Motor Vehicle Liability Insurance with limits of not less than $250,000 per person, $500,000 per accident for bodily injury and $100,000 for property damage.
(iv)    Tenant’s general contractor shall name Landlord as additional insured on its Commercial General Liability and Motor Vehicle Liability Insurance. Certificates evidencing the above insurance must be furnished to Landlord before commencing work. Insurance carriers must be licensed to do business in California.
(v)    All work performed by Tenant shall be performed so as to cause a minimum of interference with other tenants, customers, and the general operation of the Building and to present as clean and orderly a project area as possible. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by the Tenant Improvements and police the same properly. More specifically:
A.    Construction equipment and materials are to be located in the interior of the Premises at all times.
B.    To the extent practical under the circumstances, the entire job is to be kept clean and well organized. No dumpster shall be allowed on the Site. Tenant shall accumulate and promptly remove all trash caused by construction.
(b)    Costs of Construction; Tenant Improvement Allowance. Except as otherwise expressly provided below, Tenant shall be responsible for paying when due all planning costs, permit fees, design costs, and all other hard and soft costs of the work of Tenant Improvements (“Tenant Improvement Costs”). Landlord shall provide Tenant an allowance of up to $421,110 (“Tenant Improvement Allowance”) to be applied to Tenant Improvement Costs. In all events, Tenant, at its sole cost and expense, shall pay and bear all Tenant Improvement Costs which exceed the Tenant Improvement Allowance. Notwithstanding anything to the contrary in this Work Letter and the Lease, Tenant may at its election use up to twenty percent (20%) of the Tenant Improvement Allowance as a credit against the Base Rent amounts next due under the Lease after completion of the Tenant Improvements.
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(c)    Reimbursement. Landlord shall disburse the Tenant Improvement Allowance by, in its sole discretion, reimbursing Tenant for Tenant Improvement Costs, or paying the Tenant Improvement Costs directly to Tenant’s architects, engineers or contractors. If Landlord elects to pay the Tenant Improvement Costs directly to Tenant’s architects, engineers and contractors, then Tenant shall work in good faith to facilitate such payments. Regardless of Landlord’s election, Landlord shall reimburse or pay (as the case may be) the Tenant Improvement Costs as follows: (i) following Tenant’s commencement of construction of the Standard Lease Agreement Tenant Improvements following receipt of the building permit and reasonable satisfaction of insurance requirements including as specified above and in Sections 10, 13, and 18 of the Lease; and (ii) upon Landlord’s receipt, from time to time, of (x) copies of invoices from Tenant’s architects, engineers or contractors for work and services performed and materials supplied to the date(s) specified on such invoices (each such date, an “Effective Date”), (y) customary conditional lien waivers executed by Tenant’s architects, engineers and contractors waiving any lien for work performed or materials supplied through the Effective Date and (iii) (for each subsequent payment) unconditional lien waivers for the prior payment. Notwithstanding the foregoing, the final 10% of the Tenant Improvement Allowance shall be due only when the Tenant Improvements on the Premises has been substantially completed (other than punchlist items which remain to be done, the non-completion of which do not prevent the issuance of a temporary certificate of occupancy or unreasonably interfere with Tenant’s use or occupancy of the Premises) and Tenant has delivered to Landlord all of Items (i) – (vi) below:
(i)    copies of all building permits indicating inspection and approval by the issuer of said permits;
(ii)    a copy of Tenant’s recorded, valid “Notice of Completion”;
(iii)    a certification of Tenant’s architect that the Premises have been constructed materially in accordance with approved Tenant Improvement Plans and are substantially complete;
(iv)    copies of all guaranties, warranties and operations manuals issued by the contractors and suppliers of the work of Tenant Improvements which guaranties and warranties shall inure to the benefit of both Landlord and Tenant, to the extent reasonably possible; provided, however, that Tenant shall exercise good faith commercially reasonable efforts to ensure that such guaranties and warranties shall inure to the benefit of Landlord;
(v)    a complete list of the names, addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers whose contracts or subcontracts were for providing materials and/or labor for the work of Tenant Improvements in an amount in excess of $5,000; and
(vi)    customary conditional final lien waivers on account of the Tenant Improvements, with respect to the general contractor and each subcontractor or supplier whose contract involves $5,000 or more.
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Landlord will make each Tenant Improvement Costs payment (i.e., have the check available for pickup at its office, or deposited for mailing by first class US Mail) within five business days of receiving all required documentation.
(d)    Exclusions. Notwithstanding the foregoing, the Tenant Improvement Allowance may not be used for or applied towards fixtures, furnishings and equipment, or (unless and until all hard Tenant Improvement Costs [e.g. labor and materials] have been paid or reimbursed from the Tenant Improvement Allowance) design, architectural or administrative costs.
(e)    As-Built Drawings. Tenant shall cause reproducible “As-Built Drawings” to be delivered to Landlord and/or Landlord’s representative not later than 30 days after the completion of the Tenant Improvements or any alterations, additions or other improvements permitted by Landlord in accordance with the terms of this Work Letter. In the event these drawings are not received by such date, Landlord, at its election, may cause said drawings to be obtained and Tenant shall pay to Landlord, as additional Rent, the costs of producing these drawings.
6.    Representatives. Landlord hereby appoints Elaine Reyff and Peter Scott as Landlord’s representatives to act for Landlord in all matters covered by this Work Letter (“Landlord’s Construction Representative”). Tenant hereby appoints Tim Brown as Tenant’s representative to act for Tenant in all matters covered by this Work Letter (“Tenant’s Construction Representative”). Landlord shall be entitled to rely upon consents or approvals from Tenant’s Construction Representative in all matters concerning plans and construction as if the consents and approvals had been given directly by Tenant. Tenant shall be entitled to rely upon consents or approvals from Landlord’s Construction Representative in all matters concerning plans and construction as if the consents and approvals had been given directly by Landlord. Tenant shall not give any requests, consents, instructions or authorizations regarding the matters covered by this Work Letter, other than to Landlord’s Construction Representative.
[Signatures on following page]
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LANDLORD:

HOTALING PARTNERS, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

	By:	/s/ Roger O. Walther
Roger O. Walther President

TENANT:

ALLBIRDS, INC., a Delaware corporation

By:	/s/ Tim Brown
Name:	Tim Brown
Title:	Co-CEO

By:	/s/ Joey Zwillinger
Name:	Joey Zwillinger
Title:	Co-CEO
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EXHIBIT C
CONFIRMATION OF TERM OF LEASE
This Confirmation of Term of Lease is made by and between HOTALING PARTNERS, LLC, a Delaware limited liability company, as Landlord, and ALLBIRDS, INC., a Delaware corporation, as Tenant, who agree as follows:
1.    Landlord and Tenant entered into a Standard Lease Agreement dated ________________, 2017 (“Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord the Premises (as defined in the Lease) in the building located at 30 Hotaling Place, San Francisco, California 94111.
2.    Landlord and Tenant agree to confirm the Commencement Date and Expiration Date of the Term of the Lease as follows:
(a)    _____________________, 20__, is the Commencement Date;
(b)    November 30, 2021, is the Expiration Date; and
(c)    December 1, 2017, is the commencement date for the payment of Base Rent under the Lease.
3.    Tenant hereby confirms that the Lease is in full force and effect and:
(a)    Tenant has accepted possession of the Premises as provided in the Lease;
(b)    The improvements and space required to be furnished by Landlord under the Lease have been furnished;
(c)    The Lease has not been modified, altered or amended, except as follows: ____________________________________________________________________________________________________________;
(d)    Tenant’s Proportionate Share is ___________%; and
(e)    There are no setoffs or credits against rent and no security deposit has been paid except as expressly provided by the Lease.
4.    The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.
[Signatures on following page]

LANDLORD:

HOTALING PARTNERS, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

By:
Roger O. Walther President

TENANT:

ALLBIRDS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:
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EXHIBIT D
RULES AND REGULATIONS
1.    Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators (if any) and facilities of the Building by other tenants.
2.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property. Landlord assumes no responsibility for any damage resulting from the admission of any unauthorized person to the Building.
3.    Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.
4.    The entries, corridors, stairways and elevators (if any) shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices.
5.    Tenant’s move-in and move-out to and from the Premises may only be scheduled during non-Operating Hours for the Building. Tenant shall make special arrangements with Landlord for any delivery or removal of large quantities of equipment, supplies or merchandise or bulky or heavy items into or out of the Building.
6.    All entrance doors in the Premises shall be left locked when the Premises are not in use.
7.    Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the Premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant).
8.    Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.
9.    Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Tenant.

10.    The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.
11.    No awnings or other projections over or around the windows or entrances of the Premises shall be installed by any tenant. Tenant shall not change the draperies or the color of induction unit enclosures in any manner which will alter the Building’s appearance from the outside of the Building.
12.    Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant, except if Landlord is separately at fault.
13.    Landlord reserves the right by written notice to Tenant, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Landlord’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.
14.    Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the Premises by the Tenant without the advance consent of the Landlord.
15.    Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building Systems. If Tenant shall so use the Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the Building Systems, exit the Premises, or otherwise enter any portion of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.
16.    All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators (if any) and at such times as the Landlord shall designate.
17.    There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.
18.    Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.
19.    No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld, conditioned or delayed.
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20.    No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or of the Building, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.
21.    The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.
22.    Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and as Landlord may reasonably direct.
23.    Other than guide, signal and seeing-eye dogs, and otherwise in accordance with Rider 1 to this Lease, no animal or bird of any kind shall be brought into or kept in or about the Premises or the Building.
24.    Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, other than commercially reasonable office supplies that are in compliance with applicable laws.
25.    No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.
26.    Landlord shall have the right to prohibit any advertising referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.
27.    If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be reasonably approved in writing in advance by Landlord.
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28.    Excepting bottled water utilized by Tenant, no water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.
29.    Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
30.    Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.
31.    Tenant shall ensure that its agents, employees, officers, guests, customers, invitees, visitors, shippers, suppliers, contractors and subcontractors do not congregate outside the entrance to the Building; smoke tobacco or other products upon or within 10 yards of the property line of the Site; or engage in any other activity which may disturb or interfere with the operations of other tenants or occupants within the Building or the tenants, owners or occupants of neighboring properties.
32.    Landlord may establish appropriate rules and regulations for any roof deck constructed for the Building.
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EXHIBIT E
DISABILITY ACCESS OBLIGATIONS UNDER
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38
Before you, ALLBIRDS, INC., a Delaware corporation, as the “Tenant,” enter into a lease with us, HOTALING PARTNERS, LLC, a Delaware limited liability company, the “Landlord,” for the following property: first and second floors of 30 Hotaling Place, located at 30 Hotaling Place, in the City and County of San Francisco, State of California, 94111 (the “Property”), please be aware of the following important information about the lease:
You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.
The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease to make sure that you understand your obligations under the lease.
PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.
[SIGNATURES FOLLOW ON NEXT PAGE]
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By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:

HOTALING PARTNERS, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

	By:	/s/ Roger O. Walther
Roger O. Walther President

TENANT:

ALLBIRDS, INC., a Delaware corporation

By:	/s/ Tim Brown
Name:	Tim Brown
Title:	Co-CEO
Date:	12/1/2017

By:	/s/ Joey Zwillinger
Name:	Joey Zwillinger
Title:	Co-CEO
Date:	12/1/2017
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Rider 1
DOG RIDER
THIS DOG RIDER supplements that certain amends that certain Standard Lease Agreement between HOTALING PARTNERS, LLC, as Landlord and ALLBIRDS, INC., as Tenant to which it is attached.
1.    Conditional Authorization: During the Term, Landlord authorizes Tenant and Tenant’s employees to bring not more than ten (10) dogs described herein onto the Site, and into the Building and Premises, at any one time. Tenant shall be fully responsible for all activities and consequences of all dogs brought onto the Site, Building or Premises pursuant to this authorization, and this authorization shall terminate automatically upon expiration or termination of the Lease. Landlord, in Landlord’s sole discretion, may terminate this authorization at any time for any or all dogs if Tenant violates this Dog Rider or any rules established by Landlord provided in Paragraph 7 below (“Dog Rules”), or fails to provide any required information within two business days of Landlord’s request. Landlord may require Tenant to provide written confirmation of compliance with any provision of this Dog Rider or any Dog Rule at any time. Tenant acknowledges that any violation of this Dog Rider or any Dog Rule is a breach of the Lease.
2.    Requirements for Dogs: All dogs must comply with the following requirements:
(a)    All dogs must be spayed or neutered, and have a current rabies shot, all required vaccinations and a city license.
(b)    No dog may be of any of the following breeds: Pit Bulls (aka American Staffordshire Terriers, Staffordshire Bull Terriers, or American Pit Bull Terriers), Bull Terriers, Bull Mastiffs, German Shepherds, Huskies, Malamutes, Doberman Pinschers, Rotweillers, Chow Chows, or Rhodesian Ridgebacks.
3.    Warranties: Tenant warrants that all dogs are domesticated and not vicious, and no dog has bitten, attacked, harmed, or menaced anyone or any other animal in the past.
4.    Additional Consideration/Security Deposit: [omitted]
5.    Insurance: Tenant shall provide written confirmation to Landlord that Tenant liability insurance under the Lease covers losses, damages, and liabilities caused by any dog under this authorization to the same extent as any other loss, damage or liability caused by Tenant or for which Tenant is responsible under the Lease.
6.    Additional Costs and Lability: Tenant shall be responsible for all Landlord costs arising from the presence of any dog on or about the Site, Building or Premises which exceed the costs that would have been incurred had the dogs not been present. Additionally, Tenant shall be responsible and liable for any damage to the Site, Building or Premises caused by
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any dog. DOG-CAUSED ODORS, STAINS AND DAMAGE OF ANY KIND ARE NOT CONSIDERED NORMAL WEAR AND TEAR. Tenant shall pay all reasonable and necessary costs to clean, deodorize, deflea, and repair all Standard Lease Agreement carpets, doors, walls, draperies, wallpaper, windows, screens, furniture, appliances, sod, fences or walls, landscaping, and any other part of the Site, Building or Premises. Tenant is liable for any personal injuries or damage to others caused by any dog. Without limiting any other Landlord obligation under the Lease, Tenant shall defend, indemnify and hold Landlord harmless for all damages, costs of litigation, and attorney’s fees for any action brought by any person against Landlord related to any act of any dog. Tenant shall be fully liable for all obligations under this Dog Rider, regardless of who owns any dog.
7.    Dog Rules: Tenant is responsible for all actions of any dog and will abide by the following rules, and any additional rules Landlord may make in its reasonable discretion (together, “Dog Rules”).
(a)    No dog may damage, discomfort, inconvenience, interfere, cause complaints from, unreasonably annoy or be a nuisance (including without limitation through excessive noise) with the use of the Site, Building or adjacent properties owned by Landlord, entities affiliated with Landlord, or any other tenant or invitee.
(b)    When outside the Premises, any dog must be leashed and under Tenant’s supervision at all times.
(c)    No dog may be tied to any fixed object on the Site or Building.
(d)    Tenant must promptly remove any dog waste from the Site, Premises and Building. Without limiting the foregoing, no dog waste may be placed in or about any of the Building’s regular trash or garbage facilities.
(e)    No dog may be at the Site, Building or Premises at any time where Tenant is not physically present. Whether or not Tenant is physically present, overnight stays are not permitted.
(f)    Tenant must comply with all applicable statutes, ordinances, restrictions, and other enforceable regulations regarding dogs in effect or as amended.
(g)    Tenant must keep all dogs’ rabies shots, vaccinations and city licenses current.
(h)    Tenant must comply with any further or modified Dog Rules after Landlord provides written notice to Tenant.
8.    Removal of any or all Dogs: Without limiting Landlord’s other rights and remedies under the Lease or this Dog Rider, other than for seeing-eye dogs:
(a)    If Tenant or any dog violates any provision of this Dog Rider or any Dog Rule, Tenant shall, upon receiving written notice from Landlord, immediately and
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permanently remove the applicable dog (or if requested all dogs) from the Premises.
(b)    Landlord, and its agents and employees, may enter the Premises, remove or cause any dog to be removed, and turn the dog over to a humane society, local authority or other temporary home in any of the following circumstances:
(i)    Without prior notice if Landlord reasonably believes that Tenant has left the dog in the Premises for an extended period of time, and (i) the dog is without food or water or (ii) the dog is creating a disturbance;
(ii)    Without prior notice if Landlord reasonably believes that any dog is causing or appears to be a threat to any person at or near the Site, Building or Premises, is demonstrating unreasonably aggressive behavior, or otherwise appears to be a dangerous animal;
(iii)    Without prior notice if notice if Landlord reasonably believes that there is an emergency situation relating to a dog; or
(iv)    Following Landlord’s attempt to give notice to Tenant, if Landlord reasonably believes that Tenant has (i) abandoned any dog, (ii) failed to care for a sick dog, (iii) violated any provision of this Dog Rider or any Dog Rule, or (iv) repeatedly allowed a dog to defecate or urinate in or about the Site, Building, Premises, or adjacent properties owned by Landlord or entities affiliated with Landlord.
(c)    Tenant is fully responsible for any cost incurred by Landlord in removing or causing any dog to be removed, including kenneling. Landlord is not liable or responsible for any harm, injury, sickness or death of any dog which is removed pursuant to this paragraph.
9.    Access by Landlord: Tenant must remove or kennel any dog at any time that a dog is likely to limit or prohibit Landlord reasonable access to the Premises as authorized by the Lease, including without limitation showings to prospective purchasers and tenants pursuant to Lease Section 21.
10.    Landlord Rights are Not Responsibilities: Nothing in the Dog Rider or any Dog Rule which gives Landlord any right shall be construed as an obligation, nor shall Landlord incur any liability if Landlord does not exercise any such right, or delays in doing so.
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Rider 2
PRIOR TENANT FF&E

1st Floor Items	Qty	2nd floor Items	Qty
Wood Console Table - Brown	1	Wood Conference Table -120” x 43”	2
Conference table, Light Brown (98” x 32”)	4	Wood Console Table - Brown	1
Conference table, black & silver	1	Coffee table w/ tan base (16”H x 54”L x 28”W)	1
Lorell 86000 Executive Mesh Chairs	7	End table w/ black base (20”H x 26”L x 20”W)	1
Vitra striped chairs, black & gray	6	IKEA Wood Entertainment Console - Main Conference	1
Large Square Putty Colored Table - 8’x 8’	1	HM DT3BS white tables (30”L x 30”W x 42”H)	8
Grey Fabric Sofa - 3 SEATER	1	Black Bar Height Chairs	12
2-Seater Sofa - Green	2	Coalesse Red L Shape Sofa	1
Cube Stool/Table	2	Misc Sofa Pillows	6
Reception Desk	1	IKEA Floor Lamp	1
Reception Chair	1	Round Glass Side Table	1
Barstool chairs, black	11	Dart Board	1
Barstool chairs, wood	3	Bookcase, white (65.5”H x 36”L x 21”W)	1
Guest Chair - Wood	2	Lorell 86000 Executive Mesh Chairs	1
Guest Chair - Leather/Chrome	1	HM - Everywhere Desk - White 30” x 72”	4
Inbox shelves (14”L x 15”W x 24”H)	3	Vivo Desk - White - 24” x 60”	2
2-dr Lateral File Cabinet - Yellow	3	Steelcase, model:416911T - white & gray chairs	2
2-dr Lateral File Cabinet - Purple	8	Turnstone by Steelcase, model:TSBC - red couches	2
2-dr Lateral File Cabinet - Black	8	Misc Sofa Pillows	4

3-dr Lateral File Cabinet - Black	4	Storage unit, 5-shelves, black (70”H x 30”L x 14”W)	1
4-dr Lateral File Cabinet - Black	1	Vanity Cabinet White - Restrooms	2
Rolling Ped File Cabinet - Red	16	2-dr Lateral File Cabinet - Black - MDF	1
Rolling Ped File Cabinet - Black	4	5-shelf Metal Shelving Units - MDF Storage	4
Rolling Ped File Cabinet - Grey	1	Herman Miller Canvas Workstations	36
Flat Files - Black - Storage	2	Herman Miller Rolling Ped File Cabinets w/Cushion	36
Flat Files - Black - Studio	1	Height Adjustable Desks - White - Wood Top	2
Flat Files - Grey - Back Counter	2	Kitchenaid Refrigerator/Freezer – Stainless Steel Finish	1
Recycle Bins, large	2	Asko Dishwasher – Stainless Steel Finish	1
Trash Bins, medium, round	20
Metro Wire Shelving	1	1st Floor Con’t
Grey Metal Shelving	5	Sub Zero Refrigerator/Freezer - Stainless Steel Finsih	1
Rd Eames Table - 54”	1	Dishwasher - Stainless Steel	1
2-Shelf Bookcase - IDF	1	Microwave - Stainless Steel	1
3-Shelf Bookcase - IDF	1
Wood Work Table - IDF	1
2

FIRST LEASE AMENDMENT
(Allbirds 30 Hotaling)
THIS FIRST LEASE AMENDMENT (this “First Amendment”) is made and entered into as of June 26, 2019 (the “Date of Amendment”), by and between HOTALING PARTNERS, LLC, a Delaware limited liability company and owner of the subject premises (“Landlord”), and ALLBIRDS, INC., a Delaware corporation (“Tenant”).
R E C I T A L S
A.    Tenant and Landlord are parties to that certain 30 Hotaling Place Office Building Lease Agreement dated November 28, 2017 (“Lease”) pursuant to which Tenant has leased from Landlord certain premises (“Original Premises”) comprising the first and second floors, consisting of approximately 13,737 rentable square feet, of the Building (as defined in the Lease) known as and located at 30 Hotaling Place, in the City and County of San Francisco, California, 94111, as more particularly described in the Lease. The Initial Term of the Lease will end on December 31, 2021. There have been no amendments to the Lease.
B.    Landlord and Tenant desire by this First Amendment to, among other things, (i) extend the Initial Term for an addition 60 months (five years) until December 31, 2026 (“Amendment Expiration Date”), (ii) add additional space (collectively as further described below, the “Expansion Space”), and (iii) increase monthly Base Rent as of January 1, 2020 (“Amendment Commencement Date”), all as set forth below.
C.    This First Amendment is effective only, among other things, upon the effectiveness of an amendment to Tenant’s existing lease, dated December 17, 2018 (“ECB Lease”) with Eclipse Champagne Building, LLC, a Delaware limited liability company (“ECB Landlord”).
A G R E E M E N T
NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Recitals; Capitalized Terms. The foregoing recitals are incorporated by reference into this First Amendment. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.
2.    Effectiveness of First Amendment and Confirmation.
(a)    This First Amendment shall be effective on the date, if any (“Amendment Effective Date”) the last condition specified in Section 3 below is satisfied, if satisfied by the applicable dates) set forth therein.
(b)    Promptly following the Amendment Effective Date, the parties shall sign an Amended Confirmation of Term of Lease in substantially the form of the attached Exhibit C.
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(c)    If this First Amendment does not become effective as provided in Section 2(a) above, the Lease shall remain in full force and effect as if this First Amendment had never been executed.
3.    Conditions to Effectiveness. This First Amendment shall be effective only upon satisfaction of the following conditions within the time(s) set forth below.
(a)    Within 15 days after the Date of Amendment, the execution of an amendment to the ECB Lease which, among other things, extends the “Expiration Date” under the ECB Lease to the Amendment Expiration Date (“ECB Lease Amendment”);
(b)    Either:
(i)    Industry Ventures, LLC (“Industry Ventures”), the current tenant of the Building’s third floor (as further defined below, the “Third Floor Expansion Premises”), does not exercise its lease extension option by June 30, 2019, in which event the Industry Ventures lease will expire on March 31, 2020 (the next day, April 1, 2020, being the “Third Floor Expansion Date”); or
(ii)    Any time before July 1, execution and delivery by Landlord, Tenant and Industry Ventures of one or more agreements, in form and substance reasonably satisfactory to all three parties, whereby Industry Ventures will agree to (i) terminate its lease term to be effective the day prior to the Third Floor Expansion Date, and (ii) at Tenant’s election, in its sole and absolute discretion, sublease the Third Floor Expansion Premises from Tenant for a term commencing on the Third Floor Expansion Date (but in no event ending more than 30 months after the Third Floor Expansion Date) (collectively, the “Industry Ventures Sublease Documents”);
(c)    Unless waived by Tenant, in its sole and absolute discretion, within 30 days of the Date of Amendment, Landlord shall have obtained a subordination, non-disturbance and attornment agreement (“SNDA”) from Landlord’s current lender (which party is referred to for the purposes of this Section 3 as the “Superior Lienor”) with respect to the Lease as modified by this First Amendment. In addition to any subordination language required by the Superior Lienor, the SNDA shall provide that Tenant’s possession of the Premises shall not be interfered with following a foreclosure or deed in lieu of foreclosure or Superior Lienor’s (or its successors’) otherwise obtaining title to the Building, provided Tenant is not in default beyond any applicable cure periods, and shall otherwise be in form satisfactory to Tenant; and
(d)    Unless waived by Tenant, in its sole and absolute discretion, within 30 days of the Date of Amendment, the effectiveness of the ECB Lease Amendment.
Tenant acknowledges that Landlord has no responsibility for encouraging or causing Industry Ventures to not exercise its lease extension option or enter into any Industry Ventures Sublease Documents, and that Tenant shall be solely responsible for doing so, at its sole cost, risk and liability. Further, Tenant acknowledges that Landlord’s obligation with respect to the SNDA shall be limited to making a good faith effort to obtain it in such form as the Superior Lienor
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generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that form directly with the Superior Lienor.
4.    Extension of Initial Term. Effective as of the Amendment Effective Date, the “Initial Term” of the Lease is hereby extended until the Amendment Expiration Date.
5.    Expansion Premises.
(a)    General. Subject to the terms and conditions set forth below, (i) effective as of the Third Floor Expansion Date the Premises shall be expanded to include the Third Floor Expansion Premises, and (ii) effective as of Lower Level/Lobby Expansion Date (as defined below), the Premises shall also be expanded to include the Lower Level Expansion Premises and the Lobby Expansion Premises (each as defend below).
(b)    Expansion Premises. The “Expansion Premises” includes the following, collectively:
(i)    the Building’s third floor, containing approximately 7,196 rentable square feet substantially as indicated in the Floor Plan attached hereto as Exhibit A-1 (the “Third Floor Expansion Premises”);
(ii)    the approximately 6,015 rentable square feet portion of the Building’s Lower Level, substantially as indicated in the Floor Plan attached hereto as Exhibit AA=2 (the “Lower Level Expansion Premises”); and
(iii)    the approximately 596 rentable square feet comprising the Building’s lobby, substantially as indicated in Exhibit A-3 (the “Lobby Expansion Premises”).
(c)    Expansion Dates. In addition to the Third Floor Expansion Date (April 1, 2020), the “Lower Level/Lobby Expansion Date” is June 1, 2020.
(i)    Tenant acknowledges that the Third Floor Expansion Premises and Lower Level Expansion Premises are currently occupied by other tenants, and that both of those tenants require access to the Lobby Expansion Premises to utilize their respective portions of the Expansion Premises. Therefore, notwithstanding any other provision hereof to the contrary, and provided that Landlord uses commercially reasonable efforts to cause the current tenants to vacate their respective premises on time, if Landlord is unable to give possession of the Third Floor Expansion Premises (other than due to the Industry Ventures Sublease Documents) by the Third Floor Expansion Date, to give possession of the Lower Level Expansion Premises by the Lower Level/Lobby Expansion Date, or give exclusive possession (other than due to the Industry Ventures Sublease Documents) to the Lobby Expansion Premises by the Lower Level/Lobby Expansion Date, by reason of the holding over or retention of possession by the existing tenant or other occupant (other than due to Industry Ventures Sublease Documents), then Landlord shall not be subject to any liability for the failure to give possession, and no such failure to give possession shall affect the validity of this First Amendment or the obligations of Tenant
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hereunder, except that Base Rent shall be proportionately abated (i) to the extent the failure to deliver possession as provided above relates to the Lower Level Expansion Premises or Lobby Premises, at the rate of $2.92 per rentable square foot per month, prorated daily, and (ii) to the extent the failure to deliver possession as provided above relates to the Third Floor Expansion Premises, at the rate of $6.19 per rentable square foot per month, prorated daily, and in either case until such time or times as the applicable portion of the Expansion Premises is made available to Tenant; except that, if Landlord cannot deliver possession of the Lower Level Expansion Premises within ninety (90) days from the Lower Level/Lobby Expansion Date, then Tenant may, at its election in its sole and absolute discretion, terminate Tenant’s leasing of the Lower Level Expansion Premises and/or the Lobby Expansion Premises. The parties acknowledge and agree that Landlord will have used commercially reasonable efforts to cause a current tenant to vacate its premises on time if it (i) provides customary notices identifying the end of the lease term and (ii) if the tenant does not vacate on time, initiating an unlawful detainer action (or other appropriate judicial remedy) within seven calendar days of the end of the term. Any Base Rent abatement under this clause shall be applied to the first month in which Tenant is required to actually pay Base Rent for the Expansion Premises at issue pursuant to Section 6 below.
(d)    Premises. The term “Premises” as used herein means both the Expansion Premises and the Original Premises.
(e)    Other. Effective as of the Third Floor Expansion Date, “Tenant’s Proportionate Share” shall be adjusted to 77.7%. Effective as of the Lower Level/Lobby Expansion Date, “Tenant’s Proportionate Share” shall be adjusted to 100.0%. For so long as the Premises include the Lobby Expansion Premises, the Building shall be deemed to have approximately 27,544 rentable square feet.
6.    Modification of Monthly Base Rent. Subject to abatement of Base Rent applicable to the Third Floor Expansion Premises for the first two (2) full months following the Third Floor Expansion Date (expected to be Months 4 and 5), and abatement of Base Rent applicable to the Lower Level Expansion Premises and Lobby Expansion Premises for the first two (2) full months following the Lower Level/Lobby Expansion Date (expected to be months 6 and 7), beginning on the Amendment Commencement Date, and continuing each month thereafter for
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the duration of the Initial Term, Tenant shall pay to Landlord on the first day of each calendar month monthly Base Rent for the Premises as follows:

Period	Total	Original Premises and Third Floor Expansion Premises	Lower Level/Lobby Expansion Premises
Amendment Commencement Date – Month 3 (1):	$ 85,009.14 /mo	$ 85,009.14 /mo ($74.26 psf/yr)
Month 4 - Month 5 (2):	$129,540.38 /mo	$129,540.38 /mo ($74.26 psf/yr)
Month 6 - Month 12:	$148,822.47 /mo	$129,540.38 /mo ($74.26 psf/yr)	$19,282.08 /mo ($35.00 psf/yr)
Month 13 - Month 24:	$153,290.98 /mo	$133,430.43 /mo ($76.49 psf/yr)	$19,860.55 /mo ($36.05 psf/yr)
Month 25 - Month 36:	$157,880.68 /mo	$137,425.15 /mo ($78.78 psf/yr)	$20,455.54 /mo ($37.13 psf/yr)
Month 37 - Month 48:	$162,609.02 /mo	$141,541.97 /mo ($81.14 psf/yr)	$21,067.05 /mo ($38.24 sf/yr)
Month 49 - Month 60:	$167,481.51 /mo	$145,780.90 /mo ($83.57 psf/yr)	$21,700.61 /mo ($39.39 psf/yr)
Month 61 - Month 72:	$172,510.08 /mo	$150,159.39 /mo ($86.08 psf/yr)	$22,350.69 /mo ($40.57 psf/yr)
(1)    Includes only Original Premises
(2)    Includes only Original Premises and Third Floor Expansion Premises
7.    Modification to Lease Year. Effective as of the Amendment Commencement Date, the term “Lease Year” is amended to mean each period which is 12 calendar months following the Amendment Commencement Date. Nothing in this clause will limit the amount of Tenant’s Proportionate Share of Operating Expenses attributable to any portion of the Term which ends prior to the Amendment Commencement Date.
8.    Additional Payments and Security Deposit.
(a)    Within 30 days after the Amendment Effective Date, Tenant shall pay the first months’ Base Rent for the Expansion Premises ($63,813.33). Of that amount, $44,531.25 shall be applied to the first month’s Base Rent for the Third Floor Expansion Premises, $17,543.75 shall be applied to the first month’s Base Rent for the Lower Level Expansion Premises, and $1,738.33 shall be applied to the first month’s Base Rent for the Lobby Expansion Premises.
(b)    Also within 30 days after the Amendment Effective Date, Tenant shall increase the Security Deposit under the Lease by depositing with the Landlord an additional $147,940.00 (“Additional Security Deposit”), which . shall be subject to all provisions of the Lease (including without limitation Section 6(a)) applicable to the “Security Deposit” as defined in the Lease.
(c)    Alternatively, Tenant may, at its election, in its sole and absolute discretion, in lieu of the Additional Security Deposit, deposit with Landlord an unconditional, irrevocable Letter of Credit in favor of Landlord (“Additional Letter of Credit”) in the amount of the Additional Security Deposit, which (other than with respect to the amount thereof) satisfies all requirements of and will be subject to all provisions of the Lease (including without limitation Section 6(b)) applicable to the “Letter of Credit” as defined in the Lease.
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(d)    Notwithstanding Sections 8(a) and 8(b) above, within 30 days after January 1, 2023, Landlord shall return to Tenant 50% of the total Security Deposit held for the Premises, provided (i) no Event of Default under this Lease, as amended by this First Amendment, or the ECB Lease, as amended (together, “Leases”), exists on January 1, 2023; and (ii) Tenant has not had more than two late Base Rent payments under either or both Leases during the immediately preceding 12 months (with late payments under both Leases for the same month counting as one “late Base Rent payment” for purposes of this clause).
9.    Modification to Tenant’s Operating Expense Obligation. Tenant shall continue to pay its pro rata share of any increase in Operating Expenses as provided in Section 7 of the Lease, provided, however, that beginning on the Amendment Commencement Date and continuing until expiration of the Term, the Base Year for calculation of such increases in Operating Expenses shall be 2020. Landlord confirms that if the City and County of San Francisco actually assesses or collects gross receipts taxes under Proposition C adopted in November 2018, the amounts actually assessed or collected for the Base Year shall be included in Operating Expenses for the Base Year. If Proposition C gross receipts taxes are not assessed or collected for all of the Base Year, or are assessed or collected only after the Base Year, then for purposes of determining Operating Expenses for the Base Year and subsequent years Landlord shall reasonably estimate the Proposition C gross receipts taxes which would have been assessed or collected for such period(s) as though Proposition C had been in effect for the entirety of such period(s).
10.    Signage and Branding. From and after the Lower Level/Lobby Expansion Date, Tenant may (at Tenant’s sole cost) install any interior or exterior signage in or on the Building, to the extent permitted by applicable laws, provided that such exterior signage is approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. To the extent such signage (particularly exterior) involves the affixing of any frame or structure, the drilling of holes, or any other modification to the Building, Landlord may condition its approval on, without limitation, the same assurance that all contractors who will perform such work have in force workman’s compensation and other employee and public liability insurance as Landlord would be entitled to receive for an “Alteration” under Lease Section 10.
11.    Reaffirmation of Existing Options.
(a)    Landlord and Tenant agree that Tenant’s two options to extend the Lease, and right of first offer for Offer Space (as defined in the Lease) in the Washington Street Building (as defined in the Lease) remain in full force and effect, subject to all conditions otherwise contained in the Lease and this First Amendment.
(b)    Lease Section 37(a) is hereby amended and restated to read as follows:
(a)    Subject to the terms of this Section 37, Tenant shall have two options to extend the Term of this Lease for a period of 36 months each (each, an “Extended Term”). Tenant may exercise these options for the entire Premises or any or all of each of the full floors (Lower Level Expansion Premises Third Floor Expansion Premises, first floor of the Building or second floor of the Building,
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but excluding the Lobby Expansion Premises); provided that: (i) Tenant may exercise an option for the Lobby Expansion Premises only as part of its exercising an option for the entire Premises, and (ii) Tenant may exercise an option for all of the Lower Level Expansion Premises, Third Floor Expansion Premises, first floor of the Building and second floor of the Building only as part of its exercising an option for the entire Premises (i.e. including the Lobby Expansion Premises). The first extension shall commence, if at all, upon the expiration of the Initial Term and end 36 months later (“First Extended Term”). The second extension shall commence, if at all, upon the expiration of the First Extended Term and end 36 months later (“Second Extended Term”). If the first extension does not commence, the second option to extend shall automatically terminate. If the first extension is for less than all of the Premises, then the second option to extend shall apply only to the portion of the Premises included in the first extension. In no event, however, shall any extension commence if Tenant is in an Event of Default under this Lease at the time that the extension would otherwise commence. Any reference to “Term” in this Lease shall include the Extended Term if Tenant properly exercises its option(s) to extend pursuant to this Section 37.
12.    As-Is Condition for Expansion Premises. Landlord shall deliver and Tenant shall accept each portion of the Expansion Premises in its “As-Is” condition and Tenant acknowledges and agrees that, except as otherwise expressly provided in Section 14 below with respect to payment of the Tenant Improvement Allowance, Landlord shall have no responsibility or obligation to perform any work with respect to, or to pay for any improvement of, the Expansion Premises.
13.    Tenant Improvement Work and Allowance.
(a)    Tenant Improvement Work. Tenant may perform the improvements described in and pursuant to the “Work Letter Agreement” attached hereto as Exhibit D (“Tenant Improvement Work”). All Tenant Improvement Work shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. Landlord may require that Tenant remove any or all Tenant Improvement Work at the expiration or sooner termination of the Term, and restore the Premises and the Building (and if applicable the 30 Hotaling Building) to their prior condition at Tenant’s cost, unless Landlord agrees in writing (at the time of Landlord’s consent to any specific Tenant Improvement Work) that it will not require such removal.
(b)    Tenant Improvement Allowance. $621,315.00. See Work Letter Agreement.
(c)    Partial Recoupment Following Event of Default. In addition to all amounts Landlord is otherwise entitled to receive pursuant to Lease Section 25, following a termination of this Lease by Landlord due to an Event of Default, Landlord shall be entitled to recover the unamortized portion of the Tenant Improvement Allowance, amortized on a straight line basis from the Amendment Effective Date to the end of the Initial Term.
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14.    Accessibility; Disability Laws. Neither the Original Premises nor Expansion Premises have undergone an inspection by a Certified Access Specialist (CASp). Since compliance with the Americans with Disabilities Act of 1990 (42 USC §§12101-12213) (“ADA”); and other federal and state disability laws (collectively, “Disability Laws”) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Original Premises or Expansion Premises comply with ADA or Disability Laws. In the event that Tenant’s use or alteration of the Original Premises or Expansion Premises requires modifications or additions to the Original Premises or Expansion Premises in order to be in compliance with the ADA or Disability Laws, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s sole cost and expense. Immediately prior to execution of this First Amendment, Landlord and Tenant have executed the Disability Access Obligations Notice in the form attached hereto as Exhibit B as required by San Francisco Administrative Code Chapter 38 (“Chapter 38”). This Section 15 constitutes their agreement as to their respective obligations and liabilities for making and paying for required disability access improvements as required by Chapter 38. Landlord and Tenant shall make reasonable efforts to notify the other in the event that Landlord or Tenant makes alterations to the Original Premises or Expansion Premises, or, with respect to Landlord, the Building, that might impact accessibility under Disability Laws.
15.    Ratification of Lease. The Lease, as amended by this First Amendment, is hereby ratified, confirmed and approved in all respects. In the event of any inconsistency between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall govern.
16.    Entire Agreement. This First Amendment sets forth the entire understanding of the parties with respect to the subject matter hereof. There are no agreements between Landlord and Tenant relating to the Lease or this First Amendment other than those set forth in writing and signed by the parties. Neither party hereto has relied upon any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this First Amendment.
17.    Successors and Assigns. The provisions contained herein shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.
18.    Brokers.
(a)    Subject to the effectiveness of this First Amendment as provided in Section 2(a) above, Landlord shall pay to Alex Lassar, Jones Lang LaSalle (“Tenant’s Broker”) a fee pursuant to a separate agreement between Landlord -and Tenant’s Broker, which shall be due within 30 days after the Amendment Effective Date. Landlord shall be solely responsible for the payment of brokerage commissions to Andrea Katter, Compass Commercial (“Landlord’s Broker”).
(b)    Tenant represents that it has dealt with no person, firm, real estate broker or finder in respect of leasing or renting space in the Building, other than Tenant’s Broker and Landlord’s Broker. If Tenant has dealt with any person, firm, real estate broker or finder in
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respect of leasing or renting space in the Building (other than Tenant’s Broker and Landlord’s Broker), then Tenant shall be solely responsible for the payment of any fee due said person, firm, broker or finder and Tenant shall indemnify, protect and hold Landlord harmless from and against any liability in respect thereto, including any of Landlord’s reasonable attorney’s fees incurred in connection therewith.
19.    Execution. By their signatures below, each person executing this First Amendment represents that he or she has the authority to execute this First Amendment and to bind the party on whose behalf the execution is made.
[Remainder of page intentionally left blank]
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IN WITNESS WHEREOF, this First Amendment is made as of the day and year first above written.

LANDLORD:			TENANT:

HOTALING PARTNERS, LLC, a Delaware limited liability company			ALLBIRDS, INC., a Delaware corporation

By:	Tusker Corporation, a Connecticut
	corporation		By:	/s/ Joseph Zwillinger
Its:	Manager		Name:	Joseph Zwillinger
			Its:	co-CEO / co-Founder
	By:	/s/ Roger O. Walther
	Name:	Roger O. Walther
	Its:	President
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Consent
The owner of the Washington Street Building hereby confirms that the Tenant’s right of first offer for Offer Space in the Washington Street Building remains in full force and effect, subject to all conditions otherwise contained in the Lease and this First Amendment.
ECLIPSE CHAMPAGNE BUILDING, LLC a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

	By:	/s/ Roger O. Walther
Roger O. Walther
President

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EXHIBIT A
EXPANSION PREMISES EXISTING FLOOR PLANS
[Attached]
1

EXHIBIT A-1

THIRD-FLOOR EXPANSION PREMISES AS-BUILT FLOOR PLAN
2

EXHIBIT A-2

LOWER LEVEL EXPANSION PREMISES AS-BUILT FLOOR PLAN
3

EXHIBIT A-3

LOBBY EXPANSION PREMISES AS-BUILT FLOOR PLAN
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EXHIBIT B
DISABILITY ACCESS OBLIGATIONS UNDER
SAN FRANCISCO ADMINISTRATIVE CODE CHAPTER 38
Before you, Allbirds, Inc., as the “Tenant,” enter into a lease amendment with us, Hotaling Partners, LLC, as the “Landlord,” for the following property: 30 Hotaling Place, San Francisco, California (the “Property”), please be aware of the following important information about the lease, as amended:
You May Be Held Liable for Disability Access Violations on the Property. Even though you are not the owner of the Property, you, as the tenant, as well as the Property owner, may still be subject to legal and financial liabilities if the leased Property does not comply with applicable Federal and State disability access laws. You may wish to consult with an attorney prior to entering this lease amendment to make sure that you understand your obligations under Federal and State disability access laws. The Landlord must provide you with a copy of the Small Business Commission Access Information Notice under Section 38.6 of the Administrative Code in your requested language. For more information about disability access laws applicable to small businesses, you may wish to visit the website of the San Francisco Office of Small Business or call 415-554-6134.
The Lease Must Specify Who Is Responsible for Making Any Required Disability Access Improvements to the Property. Under City law, the lease must include a provision in which you, the Tenant, and the Landlord agree upon your respective obligations and liabilities for making and paying for required disability access improvements on the leased Property. The lease must also require you and the Landlord to use reasonable efforts to notify each other if they make alterations to the leased Property that might impact accessibility under federal and state disability access laws. You may wish to review those provisions with your attorney prior to entering this lease amendment to make sure that you understand your obligations under the lease, as amended.
PLEASE NOTE: The Property may not currently meet all applicable construction-related accessibility standards, including standards for public restrooms and ground floor entrances and exits.
[SIGNATURES FOLLOW ON NEXT PAGE]
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By signing below I confirm that I have read and understood this Disability Access Obligations Notice.

LANDLORD:			TENANT:

HOTALING PARTNERS, LLC, a Delaware limited liability company			ALLBIRDS, INC., a Delaware corporation

By:	Tusker Corporation, a Connecticut corporation		By:	/s/ Joseph Zwillinger
Its:	Manager		Name:	Joseph Zwillinger
			Its:	co-CEO / co-Founder
	By:	/s/ Roger O. Walther
	Name:	Roger O. Walther
	Its:	President
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[DO NOT SIGN UNTIL AFTER EFFECTIVENESS OF FIRST
AMENDMENT]
EXHIBIT C
AMENDED CONFIRMATION OF TERM OF LEASE
This Amended Confirmation of Term of Lease is made by and between HOTALING PARTNERS, LLC, a Delaware limited liability company, as Landlord, and ALLBIRDS, INC., a Delaware corporation, as Tenant, who agree as follows:
1.    Landlord and Tenant entered into a Standard Lease Agreement dated November 28, 2017, as amended by the First Lease Amendment dated June      , 2019 (“First Amendment”), in which Landlord leased to Tenant and Tenant leased from Landlord the Premises (as defined in the Lease and First Amendment) in the building located at 30 Hotaling Place, San Francisco, California 94111.
2.    Landlord and Tenant agree to confirm the Amendment Commencement Date and Amendment Expiration Date of the Term of the Lease as follows:
(a)    January 1, 2020, is Amendment Commencement Date; and
(b)    December 31, 2026 is the Amendment Expiration Date.
3.    All conditions to the effectiveness of the First Amendment have occurred, and the Lease, as amended by the First Amendment, is in full force and effect.
4.    The Lease has not been modified, altered or amended, except for the First Amendment and as follows:                                                                                         .
5.    There are no setoffs or credits against rent and no security deposit has been paid except as expressly provided by the Lease.
6.    The provisions of this Amended Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.
[Signatures on following page]
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[DO NOT SIGN UNTIL AFTER EFFECTIVENESS OF FIRST
AMENDMENT]

LANDLORD:

HOTALING PARTNERS, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

By:
Roger O. Walther
President

TENANT:

ALLBIRDS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:
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EXHIBIT D
WORK LETTER AGREEMENT
(Tenant Improvement Allowance)
This Work Letter Agreement (this “Work Letter”) is entered into as of June 26, 2019, by and between HOTALING PARTNERS, LLC, a Delaware limited liability company (“Landlord”), and ALLBIRDS, INC., a Delaware corporation (“Tenant”). Concurrently with the execution of this Work Letter, (1) Landlord and Tenant have entered into a First Amendment to Lease (together with the original Lease Agreement dated November 28, 2017 the “Lease”) of which this Work Letter is a part, covering premises in the City and County of San Francisco, California (the “Premises”), as more particularly described in such First Amendment and (2) Eclipse Champagne Building, LLC, a Delaware limited liability company (“ECB Landlord”) and Tenant have entered into a First Amendment to Lease (together with the original Lease Agreement dated December 17, 2018, the “ECB Lease”) of which this Work Letter is a part, covering premises in the City and County of San Francisco, California (the “ECB Premises”), as more particularly described in such First Amendment. Capitalized terms used but not defined in this Work Letter shall have the meaning given to them in the Lease. Landlord, ECB Landlord and Tenant agree as follows:
1.    Space Plans. Tenant will prepare and submit for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) space plans for all or any portion of the Premises, including without limitation one or more of the following: (i) the Lower Level Expansion Premises, (ii) Lobby Expansion Premises; and (iii) the Third Floor Expansion Premises. Tenant will prepare and submit for ECB Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed) space plans for the Hotaling Eclipse Doorway (as defined in the ECB Lease)(together with each of the space plans set forth in the preceding sentence, each, a “Space Plan”). Following Landlord’s or ECB Landlord’s (as the case may be) approval of each Space Plan, it will be attached to this Work Letter as Exhibit D-1, D-2, etc., respectively. Each reference hereafter in this Work Letter to Landlord (other than with respect to the Tenant Improvement Allowance, which in all cases shall mean Landlord), shall be deemed to mean (A) Landlord with respect to the Lower Level Expansion Premises, the Lobby Expansion Premises, the Third Floor Expansion Premises, and the 30 Hotaling Roof Deck and (B) ECB Landlord with respect to the Hotaling Eclipse Doorway.
2.    Tenant Improvement Work. “Tenant Improvement Work” shall mean, collectively, the demolition and/or removal of the existing furniture, fmishes and décor, the redesign and redecoration in accordance with the Tenant Improvement Plans (as defined below) that Tenant elects to pursue. Tenant shall obtain appropriate/applicable building inspections, certifications, permits and approvals required (including from any applicable historic preservation districts) and shall ensure that the Tenant Improvement Work is in full compliance with all applicable Laws, as well the applicable requirements of any fire marshal, fire district, governmental or administrative environmental authority or body, or insurance company/insurance provider (and their applicable insurance related board) supplying insurance coverage in
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relation to either the Building or the Premises and, for the Hotaling Eclipse Doorway, the “Premises” and “Building” as defined in the ECB Lease (“ECB Building,” respectively).
3.    Specific Tenant Improvement Work. At Tenant’s election (but subject to Landlord’s approval as otherwise provided in this Work Letter), the Tenant Improvement Work shall include the following:
a.    For the Hotaling Eclipse Doorway: A doorway to connect the second floor portion of the ECB Premises with a portion of the Building’s second floor common area, in the approximate location of the (apparent) previous doorway at the top of the stairs behind the Original Premises, including relocation or alteration of the ECB Building’s roof access ladder and lighting at or near the proposed doorway location.
4.    Separate Tenant Improvement Work Project(s). If Tenant requests, Tenant may cause Tenant Improvement Work to be designed and constructed in separate projects (each, a “Project”), each of which may (at Tenant’s election) be administered on a Project-by-Project basis.
5.    Tenant Improvement Plans. Tenant shall cause its architect, as approved by Landlord (which approval will not be unreasonably withheld, conditioned or delayed), to convert the Space Plan into final working drawings and specifications (“Architectural Plans”) consistent with the applicable approved Space Plan(s) (or with (a) any changes that are approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed or (b) any minor changes [such as eliminating or changing the sizes of a few offices] necessitated by commercially reasonable value engineering) and sufficiently detailed to support an application for all building permits required to perform the Tenant Improvement Work. Landlord hereby approves MBH Architects to serve as Tenant’s architect and Jones Lang LaSalle to serve as Tenant’s construction manager. Tenant shall also retain engineering consultants or design-build engineers, also approved (which will not be unreasonably withheld, conditioned or delayed) by Landlord to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and life safety work of the Tenant Improvement Work (“Mechanical and Engineering Plans”, and, together with the Architectural Plans, the “Tenant Improvement Plans”). Tenant shall submit the Tenant Improvement Plans to Landlord for Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed. Within five business days of Tenant’s submittal to Landlord, Landlord will either approve or disapprove the plans and specifications; provided that any such disapproval must be accompanied by Landlord’s written specification of the reasons for withholding approval and any changes or revisions necessary to obtain Landlord’s approval, if applicable; and if Landlord fails to provide a response in such five business day period, Tenant may provide Landlord with a written notice (the “Approval Notice”) stating that Landlord’s failure to respond to the Tenant Improvement Plans within two business days of Landlord’s receipt of the Approval Notice shall be deemed Landlord’s approval of the Tenant Improvement Plans. If Landlord fails to provide a response to the Approval Notice within two business days of Landlord’s receipt of the Approval Notice, Landlord shall be deemed to have approved the Tenant Improvement Plans. This procedure shall be repeated until the Tenant Improvement Plans are approved by Landlord,
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except that the periods of time for Landlord’s review of revised Tenant Improvement Plans and deemed approval following an Approval Notice shall be three business days and one business day, respectively. Approved Tenant Improvement Plans are not a representation by Landlord that they are in compliance with the requirements of governing authorities, and it shall be Tenant’s sole responsibility to meet and comply with all applicable Laws. No changes to the approved Tenant Improvement Plans (other than any changes required by applicable laws) shall be made without the written consent of Landlord, which consent shall not be unreasonably delayed, conditioned or withheld.
6.    Construction of Tenant Improvement Work.
a.    Tenant’s Responsibility. Tenant will, at Tenant’s sole cost and expense (except as otherwise provided in this Section 6 with respect to the Tenant Improvement Allowance), construct the Tenant Improvement Work in the Premises (and ECB Premises and ECB Building, as applicable) in accordance with the approved Tenant Improvement Plans and the following requirements:
(i)    All of the Tenant Improvement Work shall be strictly in accordance with the approved Tenant Improvement Plans and all governing laws, codes and ordinances including, but not limited to, the ADA, and any amendments to the ADA, as well as all other applicable Laws regarding access to, employment of and service to individuals covered by the ADA. Tenant shall post all required permits at the Premises prior to commencement of construction.
(ii)    Tenant shall provide Landlord with the name, address and other contact information for its general contractor and subcontractors engaged to perform any substantial portion of the Tenant Improvement Work. Tenant’s general contractor is subject to Landlord’s approval.
(iii)    Before beginning the Tenant Improvement Work, Tenant shall furnish Landlord with evidence that Tenant’s general contractor has fulfilled the following insurance requirements and shall maintain, at no expense to Landlord:
A.    Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $100,000.
B.    Commercial General Liability Insurance with limits of not less than $2 million combined single limit for bodily injury and property damage, including personal injury, Contractual Liability coverage specifically endorsed to cover the indemnity provisions contained herein, and Contractor’s Protective Liability coverage if contractor will use subcontractors.
C.    Motor Vehicle Liability Insurance with limits of not less than $250,000 per person, $500,000 per accident for bodily injury and $100,000 for property damage.
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(iv)    Tenant’s general contractor shall name Landlord (and, with respect to Hotaling Eclipse Doorway work, Eclipse Champagne Building, LLC or other ECB Building landlord) as additional insured on its Commercial General Liability and Motor Vehicle Liability Insurance. Certificates evidencing the above insurance must be furnished to Landlord before commencing work. Insurance carriers must be licensed to do business in California.
(v)    All work performed by Tenant shall be performed so as to cause a minimum of interference with other tenants, customers, and the general operation of the Building and to present as clean and orderly a project area as possible. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by the Tenant Improvement Work and police the same properly. More specifically:
A.    Construction equipment and materials are to be located in the interior of the Premises (or the premises under the ECB Lease) at all times.
B.    To the extent practical under the circumstances, the entire job is to be kept clean and well organized. Tenant shall accumulate and promptly remove all trash caused by construction.
b.    Work Restrictions.
(i)    In performing Tenant Improvement Work, neither Tenant nor its contractors may unreasonably disturb occupants of, or cause damage to, neighboring premises or properties, nor may they unreasonably disturb or interfere with the operations of other tenants or occupants within the Building or the tenants, owners or occupants of neighboring properties
(ii)    Additionally, neither Tenant nor any of its contractors or subcontractors may perform any unreasonably noisy or disturbing work activities, or create any noxious odors, at the ECB Building during the regular business hours of the restaurant located at 550 Washington Street, estimated to be from 11:00 am through 11:00 pm daily. Tenant shall be fully responsible for knowing the restaurant’s operating hours.
c.    Costs of Construction; Tenant Improvement Allowance. Except as otherwise expressly provided below, Tenant shall be responsible for paying when due all planning costs, permit fees, design costs, and all other hard and soft costs of the Tenant Improvement Work (“Tenant Improvement Costs”). Landlord shall provide Tenant an allowance of up to $621,315.00 (“Tenant Improvement Allowance”) to be applied to Tenant Improvement Costs. Tenant need not allocate the Tenant Improvement Allowance across all Tenant Improvement Work Projects, but may (subject to subsection e. below) apply the Tenant Improvement Allowance to any or all of the initial Project(s). In all events, Tenant, at its sole cost and expense, shall pay and bear all Tenant Improvement Costs which exceed or are not paid from the Tenant Improvement Allowance. Except to the extent the applicable funds are identified for use on a Project for which all required permits and approvals have already been obtained, Tenant will have a right to request the Tenant Improvement Allowance only until December 31, 2023, and Landlord need not pay any Tenant Improvement Allowance with respect to any request made after that date.
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d.    Reimbursement. Landlord shall disburse the Tenant Improvement Allowance by, in its sole discretion, reimbursing Tenant for Tenant Improvement Costs, or paying the Tenant Improvement Costs directly to Tenant’s architects, engineers or contractors. If Landlord elects to pay the Tenant Improvement Costs directly to Tenant’s architects, engineers and contractors, then Tenant shall work in good faith to facilitate such payments. Regardless of Landlord’s election, Landlord shall reimburse or pay (as the case may be) the Tenant Improvement Costs as follows: (i) following Tenant’s commencement of construction of the Tenant Improvement Work following receipt of the building permit and reasonable satisfaction of insurance requirements including as specified above and in Sections 10, 13, and 18 of the Lease; and (ii) upon Landlord’s receipt, from time to time, of (x) copies of invoices from Tenant’s architects, engineers or contractors for work and services performed and materials supplied to the date(s) specified on such invoices (each such date, an “Effective Date”), (y) customary conditional lien waivers executed by Tenant’s architects, engineers and contractors waiving any lien for work performed or materials supplied through the Effective Date and (iii) (for each subsequent payment) unconditional lien waivers for the prior payment. Notwithstanding the foregoing, the final 10% of the Tenant Improvement Allowance shall be due only when the Tenant Improvement Work for the Project for which that 10% is otherwise payable has been substantially completed (other than punchlist items which remain to be done, the non-completion of which do not prevent the issuance of a temporary certificate of occupancy or unreasonably interfere with Tenant’s use or occupancy of the Premises or Project, as applicable) and Tenant has delivered to Landlord all of Items (i) – (vi) below:
(i)    copies of all building permits indicating inspection and approval by the issuer of said permits;
(ii)    a copy of Tenant’s recorded, valid “Notice of Completion”;
(iii)    a certification of Tenant’s architect that the applicable Tenant Improvement Work has been constructed materially in accordance with approved Tenant Improvement Plans and is substantially complete;
(iv)    copies of all guaranties, warranties and operations manuals issued by the contractors and suppliers of the Tenant Improvement Work which guaranties and warranties shall inure to the benefit of both Landlord and Tenant, to the extent reasonably possible; provided, however, that Tenant shall exercise good faith commercially reasonable efforts to ensure that such guaranties and warranties shall inure to the benefit of Landlord;
(v)    a complete list of the names,. addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers whose contracts or subcontracts were for providing materials and/or labor for Tenant Improvement Work in an amount in excess of $5,000; and
(vi)    customary conditional final lien waivers on account of the Tenant Improvement Work, with respect to the general contractor and each subcontractor or supplier whose contract involves $5,000 or more.
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Landlord will make each Tenant Improvement Costs payment (i.e., have the check available for pickup at its office, or deposited for mailing by first class US Mail) within five business days of receiving all required documentation. For the 30 Hotaling Roof Deck and any Project(s) which are performed without any Tenant Improvement Allowance, Tenant shall provide to Landlord all of Items (i) — (vi) above within 10 days of substantial completion thereof.
e.    Exclusions. Notwithstanding the foregoing:
(i)    The Tenant Improvement Allowance may not be used for or applied towards any cost of the 30 Hotaling Roof Deck.
(ii)    The Tenant Improvement Allowance may not be used for or applied towards fixtures, furnishings and equipment for any of the Projects, or (unless and until all hard Tenant Improvement Costs [e.g. labor and materials] for all Projects have been paid or reimbursed from the Tenant Improvement Allowance) design, architectural or administrative costs.
f.    As-Built Drawings. Tenant shall cause reproducible “As-Built Drawings” to be delivered to Landlord and/or Landlord’s representative not later than 30 days after the completion of the Tenant Improvement Work or any alterations, additions or other improvements permitted by Landlord in accordance with the terms of this Work Letter. In the event these drawings are not received by such date, Landlord, at its election, may cause said drawings to be obtained and Tenant shall pay to Landlord, as additional Rent, the costs of producing these drawings.
g.    Eclipse Champagne Building, LLC (or other ECB Building landlord) is an express intended third-party beneficiary of all Tenant agreements under this Work Letter relating to any Hotaling Eclipse Doorway.
7.    Representatives. Landlord hereby appoints Elaine Reyff and Peter Scott as Landlord’s representatives to act for Landlord in all matters covered by this Work Letter (“Landlord’s Construction Representative”). Tenant hereby appoints [                                ] as Tenant’s representative to act for Tenant in all matters covered by this Work Letter (“Tenant’s Construction Representative”). Landlord shall be entitled to rely upon consents or approvals from Tenant’s Construction Representative in all matters concerning plans and construction as if the consents and approvals had been given directly by Tenant. Tenant shall be entitled to rely upon consents or approvals from Landlord’s Construction Representative in all matters concerning plans and construction as if the consents and approvals had been given directly by Landlord. Tenant shall not give any requests, consents, instructions or authorizations regarding the matters covered by this Work Letter, other than to Landlord’s Construction Representative.
[Signatures on following page]
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LANDLORD:

HOTALING PARTNERS, LLC, a Delaware limited liability company

By:	Tusker Corporation, a Connecticut corporation, Manager

	By:	/s/ Roger O. Walther
Roger O. Walther
President

TENANT:

ALLBIRDS, INC., a Delaware corporation

By:	/s/ Joseph Zwillinger
Name:	Joseph Zwillinger
Title:	co-CEO / co-Founder

By:
Name:
Title:
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EXHIBIT D-1
SPACE PLAN FOR ______________________
[to be provided]

EXHIBIT D-2
SPACE PLAN FOR ______________________
[to be provided]

EXHIBIT D-3
SPACE PLAN FOR ______________________
[to be provided]

EXHIBIT D-4
SPACE PLAN FOR ______________________
[to be provided]